As filed with the Securities and Exchange Commission on September 22, 2022

Registration No. 333-260944

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Aurora Mobile Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

14/F, China Certification and Inspection Building,

No. 8, Keji South 12th Road, Nanshan District

Shenzhen, Guangdong 518057

People’s Republic of China

+86 755-8388-1462

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, and telephone number of agent for service)

Copies to:

Shu Du, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

c/o 42/F, Edinburgh Tower, The Landmark

15 Queen’s Road, Central

Hong Kong

+852 3740-4700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 22, 2022

Aurora Mobile Limited

Class A Common Shares

Preferred Shares

Warrants

Subscription Rights

Units

We may offer, issue and sell from time to time up to US$80,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A common shares, including in the form of American Depositary Shares, or ADSs, preferred shares, warrants to purchase Class A common shares, including in the form of ADSs, subscription rights and a combination of such securities, separately or as units, in one or more offerings. Three ADSs represent two Class A common shares. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ADSs, Class A common shares, preferred shares, warrants, subscription rights and units collectively as “securities” in this prospectus.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.

In addition, this prospectus also covers the sale by certain selling shareholder described herein of up to an aggregate of 13,825,461 Class A common shares. We will not receive any of the proceeds from the sale of Class A common shares by the selling shareholder.

We may, from time to time, sell the securities, and the selling shareholder may, from time to time, sell the Class A common shares, including in the form of ADSs, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Global Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ADSs are listed on the Nasdaq Global Market under the symbol “JG.” On September 20, 2022, the closing price of our ADSs on the Nasdaq Global Market was US$0.99 per ADS. Three ADSs represent two Class A common shares.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 22, in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus, and in any applicable prospectus supplement.

Aurora Mobile Limited is not an operating company but a Cayman Islands holding company with operations primarily conducted by its subsidiaries and through contractual arrangements with a variable interest entity, or VIE, based in mainland China. PRC laws and regulations restrict and impose conditions on foreign investment in businesses providing certain value-added telecommunications services in mainland China. Accordingly, we operate these businesses in mainland China through the VIE, Shenzhen Hexun Huagu Information Technology Co., Ltd., and rely on contractual arrangements among our PRC subsidiary, the VIE and its nominee shareholders to consolidate its financial results with ours under U.S. GAAP. These contractual arrangements enable us to receive the economic benefits that could potentially be significant to the VIE in consideration for the services provided by our subsidiary, and hold an exclusive option to purchase all or part of the equity interests in and assets of the VIE when and to the extent permitted by PRC law. Because of these contractual arrangements, we are able to consolidate its financial results with ours under U.S. GAAP. Investors in our ADSs thus are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company. As used in this prospectus, “Aurora” refers to Aurora Mobile Limited, and “we,” “us,” “our company,” or “our” refers to Aurora Mobile Limited and its subsidiaries.

We and the VIE face various legal and operational risks and uncertainties related to doing business in mainland China. A significant part of our business operations in mainland China are conducted through the VIE, and we and the VIE are subject to complex and evolving PRC laws and regulations. For example, we and the VIE face risks associated with regulatory approvals on offshore offerings, the use of variable interest entities, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of inspection by the Public Company Accounting Oversight Board (United States), or the PCAOB, on our auditors, which may impact our ability to conduct certain businesses, accept foreign investments, or list on a United States or other foreign exchange. These risks could result in a material adverse change in our and the VIE’s operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. For a detailed description of risks related to doing business in China, please refer to “Item 3. D.Key Information—Risk Factors—Risks Related to Doing Business in China” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, or our 2021 Form 20-F , which is incorporated herein by reference, and “Risk Factors—Risks Related to Doing Business in China” in this prospectus.

The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections. Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect and investigate completely auditors located in China. On December 2, 2021, the U.S. Securities and Exchange Commission, or the SEC, adopted final amendments implementing the disclosure and submission requirements of the HFCAA, pursuant to which the SEC will identify an issuer as a “Commission Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years. On December 16, 2021, PCAOB issued the HFCAA Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. In May 2022, in connection with its implementation of the HFCAA, the SEC conclusively named Aurora as a “Commission-Identified Issuer” following the filing of Aurora’s 2021 Form 20-F with the SEC on April 14, 2022. Under the current law, delisting and prohibition from over-the-counter trading in the United States could take place in 2024. The delisting and prohibition from trading of our ADSs, or the threat of their being delisted and prohibited from trading, may materially and adversely affect the value of your investment. In addition, certain proposed changes to the law would decrease the number of non-inspection years from three years to two, thus reducing the time period before our ADSs may be prohibited from over-the-counter trading or delisted. If the proposed provision is enacted, our ADS could be delisted from the exchange and prohibited from over-the-counter trading in the United States in 2023. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission, or the CSRC, and Ministry of Finance of the People’s Republic of China, or Ministry of Finance, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Statement of Protocol.

Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. The company and its investors may never have a direct ownership interest in the businesses that are conducted by the VIE. Uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements, and these contractual arrangements have not been tested in a court of law. If the PRC government finds that the agreements that establish the structure for operating our business in mainland China do not comply with PRC laws and regulations, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we and the VIE could be subject to severe penalties or be forced to relinquish our interests in those operations. This would result in the VIE being deconsolidated. The majority of our assets, including the necessary licenses to conduct business in mainland China, are held by the VIE. A significant part of our revenues is generated by the VIE. An event that results in the deconsolidation of the VIE would have a material effect on our operations and result in the value of the securities diminish substantially or even become worthless. Our holding company, our PRC subsidiary and VIE, and investors of Aurora face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3. D. Key Information—Risk Factors—Risks Related to Our Corporate Structure” in our 2021 Form 20-F , which is incorporated herein by reference, and “Risk Factors—Risks Related to Our Corporate Structure” in this prospectus.

We conduct our operations primarily through our WFOE and the VIE. As a result, Aurora’s ability to pay dividends depends upon dividends paid by our WFOE. If our WFOE or any newly formed PRC subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our WFOE is permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of our WFOE and the VIE is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, our WFOE may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion funds and staff bonus and welfare funds at its discretion, and the VIE may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. For more details, see “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—Holding Company Structure” in our 2021 Form 20-F, which is incorporated by reference in this prospectus, and “Cash Flow through Our Organization” in this prospectus. Our subsidiaries and the VIE conduct business transactions that include provision of services and intercompany loans, and collection of employee’s individual income tax from the exercise of share options. The cash flows occurred between our WFOE and the VIE included the following: (1) the VIE received intercompany loans from our WFOE amounted to RMB197.9 million, nil and RMB80.0 million for the year ended December 31, 2019, 2020 and 2021, respectively, (2) the VIE repaid intercompany loans to our WFOE amounted to nil, RMB156.1 million and RMB56.3 million for the year ended December 31, 2019, 2020 and 2021, respectively, and (3) the VIE received cash from our WFOE amounted to RMB5.1 million, RMB0.9 million and RMB2.6 million for the year ended December 31, 2019, 2020 and 2021, respectively, to pay, on behalf of our employees, individual income tax incurred by them due to their exercise of share options. We have established stringent cash management policies and procedures for cash flows within our organization. For more detailed discussion of how cash is transferred between our WFOE and the VIE, see “Our Company—Holding Company Structure and Contractual Arrangements with the VIE” and “Our Company—Cash Flows through Our Company” in this prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the selling shareholder is not, making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we and/or the selling shareholder may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and the selling shareholder may offer. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires, references to

•	“ADRs” are to the American depositary receipts which may evidence the ADSs;

•	“ADSs” are to our American depositary shares, every three of which represent two Class A common shares;

•	“Aurora” are to Aurora Mobile Limited, our Cayman Islands holding company;

•	“China” or the “PRC” are to the People’s Republic of China, including Hong Kong and Macau;

•	“Class A common shares” are to our Class A common shares of par value US$0.0001 per share;

•	“Class B common shares” are to our Class B common shares of par value US$0.0001 per share;

•	“common shares” are to our common shares, par value US$0.0001 per share;

•	“cumulative app installations” as of a certain date are to the cumulative number of apps that have installed one or more of the SDKs offered as part of our developer services as of the same date;

•

“customers” in a given period are to those that purchase at least one of our paid-for SAAS Businesses or targeted marketing during the same period. We treat each contracting party as a separate customer although it is possible that a company may have more than one contracting party to enter into contracts with us and multiple entities within one corporate group may use the same contracting party to enter into contracts with us;

•	“GAAP” or “U.S. GAAP” are to accounting principles generally accepted in the United States of America;

•

“monthly active unique mobile devices” in a given period are to the number of unique mobile devices that have at least one app establishing active connection with our servers in the last month of the same period;

•	“our SAAS Businesses” are to our Developer Services and Vertical Applications;

•	“VIE” are to Shenzhen Hexun Huagu Information Technology Co., Ltd., or Hexun Huagu;

•	“our WFOE” are to JPush Information Consultation (Shenzhen) Co., Ltd., or Shenzhen JPush;

•	“RMB” and “Renminbi” are to the legal currency of mainland China;

•	“SAAS” are to Software-as-a-Service;

•	“US$,” “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States; and

•	“we,” “us,” “our company” and “our” are to Aurora Mobile Limited, our Cayman Islands holding company, and its subsidiaries.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:

•	our goals and strategies;

•	our future business development, financial conditions and results of operations;

•	the expected growth of the mobile internet industry and the mobile app developer services market in China;

•

the expected growing application of big data technology in China, including in areas such as mobile online marketing, financial risk management, market intelligence and location-based intelligence services;

•	our expectations regarding demand for and market acceptance of our SAAS Businesses and targeted marketing;

•	our expectations regarding our relationships with app developers, customers, strategic partners and other stakeholders;

•	competition in our industry; and

•	relevant government policies and regulations relating to our industry.

The forward-looking statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus, in the documents incorporated by reference herein or in any applicable prospectus supplement.

We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any applicable prospectus supplement for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

OUR COMPANY

Our Mission

Our mission is to improve productivity for businesses and society through harnessing the power of mobile big data to derive actionable insights and knowledge.

Overview

We are a leading developer service platform in China. Through our developer services, we reached approximately 1.44 billion monthly active unique mobile devices, accounting for approximately 90% of mobile device coverage in mainland China, in December 2021. From these mobile devices, we gain access to, aggregate, cleanse, structure and encrypt vast amounts of real-time and anonymous device-level mobile behavioral data. We utilize artificial intelligence (AI) and machine learning to derive actionable insights and knowledge from this data, enabling our customers to make better business decisions. We are proud to have been recognized as the “Best SAAS Service Provider of the Year” at China SAAS Application Conference 2021, 2020, and 2017, the “SAAS Product Recommended by Users of the Year” at the Conference in 2021, the “2019-2020 Most Valuable SAAS Service Provider” at the Conference in 2020, “2020 Pingwest’s SAAS Platform Most Trusted by Developers,” “2018 Brilliant Business Partner on Tencent Social Network KA Service” by Tencent, and “2018 Top 20 Fin-Tech Service Platform of Banking Industry” by Yibencaijing. We are also proud to have received the “InfoQ 2020 Best Technology Community Driver Award,” the “Best Social Marketing Case Study in Finance” and the “Best Big Data Marketing Case Study in Gaming” at Phoenix ADX Festival 2019, the “2018 Annual Global Award for Outstanding Achievement On Big Data Application Platform” from iiMedia Research, the “2018 Best Big Data Application Award” from China Electronic Commerce Committee, the “2017 Best Technology Company Award” from CCTV-Securities News Channel, the “2017 Big Data Innovative Solution Award” from Big Data Magazine.

We provide a comprehensive suite of services to mobile app developers in China. Our developer services easily integrate with all types of mobile apps and provide core in-app functionalities needed by developers, including push notification, instant messaging, analytics, sharing and short message service (SMS), one-click verification, and other service under JG Alliance. Our services had been used by approximately 648,186 mobile app developers in a great variety of industries, such as media, entertainment, gaming, financial services, tourism, ecommerce, and education, as of December 31, 2021. We are the partner of choice for many major internet companies, as well as many leading brands in various industries. The number of mobile apps utilizing at least one of our developer services, or the cumulative app installations, increased from over 1,452,000 as of December 31, 2019 to over 1,698,000 as of December 31, 2020, and further to over 1,807,000 as of December 31, 2021.

Since our inception through December 31, 2021, we have accumulated data from over 57.9 billion installations of our software development kits (SDKs) as part of our developer services. We only gain access to selected anonymous device-level data that is necessary for, and relevant to, the services provided. Once the original mobile behavioral data is collected, our data processing platform then stores, cleanses, structures and encrypts data for AI-powered modeling exercises in an aggregated and anonymized fashion. Our developer services can be integrated into multiple apps on the same device, which allows us to receive device-based data from different and multiple dimensions, both online and offline. We believe that our data is differentiated in its volume, variety, velocity and veracity.

AI and machine learning are the key technologies we utilize to gain actionable and marketing effective insights from our data and to develop and refine our vertical applications and targeted marketing. Leveraging these technologies built upon our massive and quality data foundation, we have developed a variety of solutions that offer industry-specific, actionable insights for customers in a number of different areas. Our solutions include:

•	Vertical Applications mainly include market intelligence, financial risk management and location-based intelligence:

•

Market intelligence: We provide investment funds and corporations with real-time market intelligence solutions, such as our product iApp, which provides analysis and statistical results on the usage and trends of mobile apps in China.

•	Financial risk management: We assist financial institutions, licensed lenders and credit card companies in making informed lending and credit decisions.

•

Location-based intelligence (“iZone”): We help retailers and those from other traditional brick-and-mortar industries, such as real estate developers, track and analyze foot traffic, conduct targeted marketing and make more informed and impactful operating decisions, such as site selection.

Collectively, the developer services and vertical applications are termed SAAS Businesses.

•	Targeted marketing (“XiaoGuoTong”): We help advertisers improve their effectiveness by enabling them to target the right audience with the right content at the right time.

Throughout 2020, we have strategically winded down our targeted marketing business to focus on SAAS Businesses, and had exited the targeted marketing business by the end of 2020. Starting from January 2021, we started to operate and generate revenue from pure SAAS Businesses.

We have built a robust technology infrastructure to support the usage of SAAS Businesses and the legacy targeted marketing throughout China on a real-time basis. We have developed a proprietary network of over 9,100 servers, including cloud servers strategically located around the country to provide high-quality and cost-effective services across all telecom providers throughout China. This extensive and carefully designed server network allows us to provide customers with real-time access and usage of our Software-as-a-service (“SAAS”) products and targeted marketing with great stability, immense speed and high reliability.

Recent Developments

Share Repurchase Program

On September 15, 2022, our board of directors authorized a share repurchase program, under which we may repurchase up to US$5 million worth our ordinary shares or American depositary shares representing ordinary shares over the next 12 months. The share repurchase program permitted us to purchase shares from time to time in the open market at prevailing market prices, in privately negotiated transactions, in block trades and/or through other legally permissible means, depending on market conditions and in accordance with applicable rules and regulations.

Recent Development in Financing

On April 16, 2021, we entered into a term loan agreement with Shanghai Pudong Development Bank, or SPD Bank. Under the loan agreement, SPD Bank agreed to provide us with a one-year RMB150 million term loan facility. The facility is priced at 50 basis points over one-year RMB Loan Prime Rate. The use of proceeds of the facility is for general corporate purpose. As of December 31, 2021, the outstanding balance of this loan was RMB150 million and the total deposits in restricted cash pledged for the loan was RMB157.9 million. On April 15, 2022 we have fully repaid the loan of RMB150 million on time, and the restricted cash pledged was released and transferred back to the company.

Recent Regulatory Developments and Permissions Required from the PRC Authorities for Our Operations

We conduct our business in mainland China through our subsidiaries and the VIE in mainland China. The operations of our PRC subsidiaries and the VIE in mainland China are governed by PRC laws and regulations. As of the date of this prospectus, and except otherwise disclosed in this prospectus, our PRC subsidiaries and the VIE have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company and the VIE in mainland China, including, among others, two value-added telecommunication business licenses covering different scope of operations and a foreign-related investigation license. The VIE may also be required to obtain the personal credit reporting business license. The PRC government has adopted several regulations governing personal credit reporting businesses. According to the Administrative Regulations on the Credit Reporting Industry, which was promulgated by the State Council and became effective in 2013, “personal credit reporting business” means the activities of collecting, organizing, storing and processing “information related to the credit standing” of individuals as well as providing the information to others, and a “credit reporting agency” refers to a duly established agency whose primary business is credit reporting. Under the Administrative Regulations on the Credit Reporting Industry and the Administrative Measures for Credit Reporting Agencies, the latter of which was promulgated by the People’s Bank of China and became effective in 2013, no entity may engage in personal credit reporting business without approval by the credit reporting industry regulatory department under the State Council. On September 27, 2021, the PBOC promulgated the Administrative Measures for Credit Information Services, or the Credit Information Services Measures, which took effect on January 1, 2022. Pursuant to the Credit Information Services Measures, Credit Information Services, shall mean the collection, sorting, retention, and processing of credit information of enterprises and individuals, and the provision of the foregoing information to information users. Credit information, shall mean the basic individual information, lending information and other relevant information used for identification and determination of creditworthiness status of enterprises and individuals, and collected pursuant to the law for the purpose of providing services for financial activities, as well as the analyzed and evaluated information formed based on the foregoing information. Persons engaging in personal credit information services shall obtain the personal credit information organization license issued by the PBOC pursuant to the Credit Information Services Measures. The VIE provides financial risk management solutions to financial institutions as well as emerging technology companies based on device-level mobile behavior data. Due to the lack of further interpretations of the current regulations governing personal credit reporting businesses, the exact definition and scope of “information related to credit standing” and “personal credit reporting business” under the current regulations are unclear. It is therefore uncertain whether the VIE would be deemed to engage in personal credit reporting business because of our financial risk management solutions. As of the date of this prospectus, we and the VIE have not been subject to any fines or other penalties under any PRC laws or regulations related to personal credit reporting business. See “Item 4. Information on the Company—B. Business Overview— Regulations—Regulations on Credit Reporting” in our 2021 Form 20-F, which is incorporated by reference in this prospectus. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we and the VIE may be required to obtain additional licenses, permits, filings or approvals for the functions and services of our platform in the future. For more detailed information, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations” in our 2021 Form 20-F, which is incorporated by reference in this prospectus.

Furthermore, except as disclosed in this prospectus, in connection with our issuance of securities to foreign investors, under current PRC laws, regulations and regulatory rules, as of the date of this prospectus, we, our PRC subsidiaries and the VIE, (i) are not required to obtain permissions from the CSRC and (ii) have not received or were denied such permissions by any PRC authority. We and the VIE are subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that we inadvertently conclude that the permission or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that we and the VIE are required to obtain approvals in the future.

However, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. On December 28, 2021, the Cyberspace Administration of China, or the CAC, together with other authorities, jointly promulgated the Measures for Cybersecurity Reviews, or the Cybersecurity Review Measures, which became effective on February 15, 2022, and replaces its predecessor regulation. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that procure internet products and services must be subject to the cybersecurity review if their activities affect or may affect national security. The Cybersecurity Review Measures further stipulate that network platform operators that hold personal information of over one million users shall apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. The Cybersecurity Review Measures remain unclear on whether the relevant requirements will be applicable to further equity or debt offerings by companies that have completed the initial public offering in the United States. In addition to the potential review before foreign listings, the CAC has the discretion to initiate cybersecurity review on data processing activities which are deemed to affect or may affect national security. Thus, we cannot preclude the possibility that we would be subject to such ex officio security reviews, and it is uncertain whether the fact of us being listed in the United States would increase such a possibility. On November 14, 2021, the CAC released the Regulations on the Network Data Security (Draft for Comments), or the Draft Regulations, and have accepted public comments until December 13, 2021. The Draft Regulations provided that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users would like to list overseas, it shall apply for a cybersecurity review according to the Draft Regulations. Besides, data processors that are listed overseas shall carry out an annual data security assessment. As the Draft Regulations is released for public comment only, and its provisions and anticipated adoption or effective date may be subject to change and thus its interpretation and implementation remain substantially uncertain. See “Risk Factors—Risks Related to Our Business and Industry—Our and the VIE’s business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our business and prospects” and “Risk Factors—Risks Related to Our Business and Industry—Security and privacy breaches may hurt our business.”

Under the Cybersecurity Review Measures and other PRC cybersecurity laws and regulations, critical information infrastructure operators that intend to purchase internet products and services that affect or may affect national security must be subject to the cybersecurity review. As advised by our PRC legal counsel, the PRC governmental authorities may have wide discretion in the interpretation and enforcement of these laws, including the interpretation of the scope of “critical information infrastructure operators.” See “Regulations—Regulations Related to Internet Information Security and Privacy Protection—Regulations on Personal Information Protection.” In addition, the Cybersecurity Review Measures also stipulate that any internet platform operator carrying out data processing activities that affect or may affect national security should also be subject to the cybersecurity review. In anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our and the VIE’s business, we and the VIE face potential risks if we and the VIE are deemed as a critical information infrastructure operator under the PRC cybersecurity laws and regulations. In such case, we and the VIE must fulfill certain obligations as required under the PRC cybersecurity laws and regulations, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in mainland China, which we and the VIE have fulfilled in our and the VIE’s business, and we and the VIE may be subject to review when purchasing internet products and services. We and the VIE may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus, we and the VIE have not been involved in any investigations on cybersecurity review made by the Cyberspace Administration of China on such basis, and we and the VIE have not received any inquiry, notice, warning, or sanctions in such respect.

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. See “Risk Factors—Risks Related to Doing Business in China—The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we and the VIE will be able to obtain such approval.” As of the date of this prospectus, we and the VIE have not received any inquiry, notice, warning, or sanctions regarding offshore offering from the CSRC or any other PRC governmental authorities.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council on the Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments), or the Draft Overseas Listing Regulations, and the Measures for the Overseas Issuance and Listing of Securities Record-filings by Domestic Companies (Draft for Comments), or the Draft Overseas Listing Measures, both of which were open for public comments until January 23, 2022. Under these draft new rules, a filing-based regulatory system will be applied to “indirect overseas offering and listing” of PRC domestic companies, which refers to such securities offering and listing in an overseas market made in the name of an offshore entity, but based on the underlying equity, assets, earnings or other similar rights of a domestic company which operates its main business domestically. In a Q&A released on its official website, the respondent CSRC official indicated that the CSRC will start applying the filing requirements to new offerings and listings. New initial public offerings and refinancing by existing overseas-listed Chinese companies will be required to go through the filing process. As for the other filings for the existing companies, the regulator will grant an adequate transition period to complete their filing procedures. It is still uncertain when the final versions of these new provisions and measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us. Assuming the Draft Overseas Listing Regulations and the Draft Overseas Listing Measures become effective in their current forms, we or any of our offering and listing in an overseas market in the future will be subject to the filing requirement with the CSRC.

On April 2, 2022, the CSRC published the Provisions on Strengthening the Management of Confidentiality and Archives Related to the draft Overseas Issuance of Securities and Overseas Listing by Domestic Companies (Draft for Public Comments), or the Draft Archives Rules, and accepted public comments until April 17, 2022. The Draft Archives Rules requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, securities companies and securities service institutions that provide relevant securities services shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, the Draft Archives Rules have not yet been settled or become effective, and there remain uncertainties regarding the further interpretation and implementation of the Draft Archives Rules. For more detailed information, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—The approval, filing or other requirements of the China Securities Regulatory Commission or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas” in our 2021 Form 20- F, which is incorporated by reference in this prospectus.

In addition to the approval of the CSRC or other PRC government authorities that may be required in connection with our offshore offerings, the VIE is required to obtain and maintain applicable licenses and approvals from different regulatory authorities to provide their current services. Under the current PRC regulatory scheme, a number of regulatory agencies, including, but not limited to, the Ministry of Industry and Information Technology, or MIIT, and Cyberspace Administration of China, jointly regulate all major aspects of the internet industry, including the mobile internet business. Operators must obtain government approvals and licenses for relevant telecommunications business. The VIE also provides mobile app data analysis product to both domestic and foreign financial industry clients, and may be considered as engaging in foreign-related investigation business. As such, under the current PRC regulatory scheme, the VIE may be required to obtain a foreign-related investigation license. See “Item 4. Information on the Company—B. Business Overview—Regulations—Regulations on Telecommunications Services and Foreign Ownership Restrictions” and “Item 4. Information on the Company—B. Business Overview—Regulations—Regulations on Foreign-related Investigation” in our 2021 Form 20-F, which is incorporated by reference in this prospectus. The VIE has obtained two value-added telecommunication business licenses covering different scope of operations and a foreign-related investigation license.

The VIE may also be required to obtain the personal credit reporting business license. The PRC government has adopted several regulations governing personal credit reporting businesses. According to the Administrative Regulations on the Credit Reporting Industry, which was promulgated by the State Council and became effective in 2013, “personal credit reporting business” means the activities of collecting, organizing, storing and processing “information related to the credit standing” of individuals as well as providing the information to others, and a “credit reporting agency” refers to a duly established agency whose primary business is credit reporting. Under the Administrative Regulations on the Credit Reporting Industry and the Administrative Measures for Credit Reporting Agencies, the latter of which was promulgated by the People’s Bank of China and became effective in 2013, no entity may engage in personal credit reporting business without approval by the credit reporting industry regulatory department under the State Council. The VIE provides financial risk management solutions to financial institutions as well as emerging technology companies based on device-level mobile behavior data. Due to the lack of further interpretations of the current regulations governing personal credit reporting businesses, the exact definition and scope of “information related to credit standing” and “personal credit reporting business” under the current regulations are unclear. It is therefore uncertain whether the VIE would be deemed to engage in personal credit reporting business because of the VIE’s financial risk management solutions. As of the date of this prospectus, we and the VIE have not been subject to any fines or other penalties under any PRC laws or regulations related to personal credit reporting business. See “Item 4. Information on the Company—B. Business Overview—Regulations—Regulations on Credit Reporting” in our 2021 Form 20-F, which is incorporated by reference in this prospectus.

We believe that we and the VIE are currently not required to obtain any other permission or approval from Chinese authorities to operate our and the VIE’s business or to issue these securities in follow-on offerings to foreign investors. However, there is no guarantee that this will continue to be the case in the future in relation to our and the VIE’s business development, a follow-on offering or the continued listing of our securities on a U.S. securities exchange, or even in the event such permission or approval is required and obtained, it will not be subsequently revoked or rescinded. If we or the VIE do not receive or maintain the permissions or approvals, or if we inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change such that we and the VIE are required to obtain permission or approval in the future, we and the VIE may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our and the VIE’s operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

The Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC should prohibit our shares or ADSs from being traded on a national securities exchange. Since our auditor is located in mainland China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditor is not currently inspected by the PCAOB, which may impact our ability to remain listed on a United States or other foreign exchange. The related risks and uncertainties could cause the value of our ADSs to significantly decline. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and Ministry of Finance, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong without any limitations on scope. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Statement of Protocol. For more details, please refer to “Risk Factors—Risk Related to Doing Business in China” in this prospectus and “Item 3. Key Information—D. Risk Factors—Risk Related to Doing Business in China” in our 2021 Form 20-F, which is incorporated herein by reference.

Holding Company Structure and Contractual Arrangements with the VIE

Aurora Mobile Limited is not an operating company in China but a Cayman Islands holding company with no equity ownership in its variable interest entity, or VIE. We conduct our operations in mainland China primarily through our PRC subsidiary and the VIE. PRC laws and regulations restrict and impose conditions on foreign investment in businesses providing certain value-added telecommunications services in mainland China. Accordingly, we operate these businesses in mainland China through the VIE.

As used in this prospectus, “Aurora” refers to Aurora Mobile Limited, and “we,” “us,” “our company,” or “our” refers to Aurora Mobile Limited and its subsidiaries. We refer to Shenzhen Hexun Huagu Information Technology Co., Ltd., or Hexun Huagu, as “the VIE”, and to JPush Information Consultation (Shenzhen) Co., Ltd., or Shenzhen JPush, as “our WFOE” in this prospectus. Investors in our ADSs are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands.

The following chart illustrates our corporate structure, including our subsidiaries and the VIE as of the date of this prospectus:

Note:

(1)

Mr. Weidong Luo, our founder, chairman of our board of directors, chief executive officer and a principal beneficial owner of the shares of Aurora, holds 80% equity interests in the VIE, and Mr. Guangyan Chen, our general manager, holds 20% equity interests in the VIE.

We, through our WFOE, had previously entered into a series of contractual arrangements with the VIE and then nominee shareholders of the VIE. On July 26, 2022, certain then shareholders of the VIE transferred their entire equity interests in the VIE to Mr. Guangyan Chen. We entered into a termination agreement of contractual agreements with the VIE and the then nominee shareholders of the VIE to terminate the previous contractual arrangements, and concurrently signed a series of new contractual arrangements with the VIE and its current nominee shareholders.

Because of these contractual arrangements, we are considered the primary beneficiary of the VIE and hence consolidate its financial results with ours under U.S. GAAP for accounting purposes. In 2019, 2020 and 2021, we derived 98.6%, 97.7% and 95.0% of our external revenues from the VIE, respectively.

The previous contractual agreements include exclusive option agreements, exclusive business cooperation agreement, financial support agreement, shareholder voting proxy agreement and equity interest pledge agreements. Pursuant to the exclusive option agreements, each then shareholder of the VIE has irrevocably granted our WFOE an exclusive option to purchase all or part of his equity interests in the VIE, and the VIE has irrevocably granted our WFOE an exclusive option to purchase all or part of its assets. Pursuant to the exclusive business cooperation agreement, our WFOE has the exclusive right to provide the VIE comprehensive business support, technical services, consulting services and other services. Pursuant to the financial support agreement, we undertake to provide unlimited financial support to the VIE to the extent permissible under the applicable PRC laws and regulations, whether or not any operational loss is actually incurred by the VIE. Each of the then shareholders of the VIE has also executed a shareholder voting proxy agreement to irrevocably authorize our company to act as his attorney-in-fact to exercise all of his rights as a shareholder of the VIE. Pursuant to the equity interest pledge agreements, the then shareholders of the VIE have pledged 100% equity interests in the VIE to our WFOE to guarantee performance by the then shareholders of their obligations under the exclusive option agreements, the shareholder voting proxy agreement and the financial support agreement, as well as the performance by the VIE of its obligations under the exclusive business cooperation agreement and the exclusive option agreements. For a summary of the material provisions of the previous contractual arrangements, please refer to “Item 4. Information on the Company—C. Organizational Structure” in our 2021 Form 20-F, which is incorporated by reference in this prospectus.

The following is a summary of the currently effective contractual arrangements relating to Hexun Huagu, the VIE.

Shareholder Voting Proxy Agreement. Pursuant to the shareholder voting proxy agreement, dated July 26, 2022, by and among our company, our WFOE and each of the current shareholders of the VIE, each of the current shareholders of the VIE irrevocably authorizes our company to act as his attorney-in-fact to exercise all of his rights as a shareholder of the VIE that are substantially the same as those described above. The shareholder voting proxy agreement will remain effective until the shareholders no longer hold any equity interests in the VIE, unless terminated in accordance with the provisions of the agreement or terminated in writing by our company.

Equity Interest Pledge Agreements. Pursuant to the equity interest pledge agreements, dated July 26, 2022, among our WFOE, the VIE and each of the current shareholders of the VIE, the current shareholders of the VIE have pledged 100% equity interests in the VIE to our WFOE to guarantee performance by the shareholders of their obligations under the exclusive option agreements, the shareholder voting proxy agreement and the financial support agreement, and the performance by the VIE of its obligations under the exclusive business cooperation agreement and the exclusive option agreements. In the event of a breach by the VIE or any of its shareholder of contractual obligations under the equity interest pledge agreements, our WFOE, as pledgee, will have the right to dispose of the pledged equity interests in the VIE and will have priority in receiving the proceeds from such disposal. The current shareholders of the VIE also undertake that, without the prior written consent of our WFOE, they will not dispose of, create or allow any encumbrance on the pledged equity interests. The VIE undertakes that, without the prior written consent of our WFOE, they will not assist or allow any encumbrance to be created on the pledged equity interests.

Exclusive Business Cooperation Agreement. Under the exclusive business cooperation agreement between our WFOE and the VIE, dated July 26, 2022, our WFOE has the exclusive right to provide to the VIE comprehensive business support, technical services, consulting services and other services. Without our WFOE’s prior written consent, the VIE may not accept any services subject to this agreement from any third party. Our WFOE has the exclusive ownership of intellectual property rights created as a result of the performance of this agreement. The VIE agrees to pay our WFOE an annual service fee at an amount equivalent to a certain percentage of the VIE’s audited total operating income for the relevant year. This agreement will remain effective for an indefinite term, unless terminated in accordance with the provisions of this agreement or terminated in writing by our WFOE.

Exclusive Option Agreements. Pursuant to the exclusive option agreement, dated July 26, 2022, among our WFOE, the VIE and each current shareholder of the VIE, each current shareholder of the VIE has irrevocably granted our WFOE an exclusive option to purchase all or part of his equity interests in the VIE, and the VIE has irrevocably granted our WFOE an exclusive option to purchase all or part of its assets. Our WFOE or its designated person may exercise such options for the higher of RMB10 or the lowest price permitted under applicable PRC law. Each current shareholder of the VIE undertakes that, without our WFOE’s prior written consent, he will not, among other things, (i) create any pledge or encumbrance on their equity interests in the VIE, (ii) transfer or otherwise dispose of their equity interests in the VIE, (iii) change the VIE’s registered capital, (iv) amend the VIE’s articles of association, (v) dispose of the VIE’s material assets (except in the ordinary course of business), or (vi) merge the VIE with any other entity. In addition, the VIE undertakes that, without our WFOE’s prior written consent, it will not, among other things, create any pledge or encumbrance on any of its assets, or transfer or otherwise dispose of its material assets (except in the ordinary course of business). The exclusive option agreements will remain effective until the entire equity interests in and all the assets of the VIE have been transferred to our WFOE or its designated person.

Financial Support Agreement. Pursuant to the financial support agreement, dated July 26, 2022, by and among our company, our WFOE and the current shareholders of the VIE, we undertake to provide unlimited financial support to the VIE to the extent permissible under the applicable PRC laws and regulations, whether or not any operational loss is actually incurred by the VIE. We will not request repayment of the loans or borrowings if the VIE or its shareholders do not have sufficient funds or are unable to repay the loans.

However, the contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE, and we may incur substantial costs to enforce the terms of the arrangements. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability, as a Cayman holding company, to enforce these contractual arrangements and doing so may be quite costly. There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIE and its shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or the VIE are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. In addition, the VIE is owned principally by Mr. Weidong Luo, who hold 80% of the VIE. Mr. Luo also has 76.4% of the total voting power of Aurora. Accordingly, the enforceability of the various contracts described above by our company against the VIE is dependent upon Mr. Luo. If he fails to perform his obligations under the contractual arrangements, we could be unable to enforce the contractual arrangements that give us effective control over the VIE. If this happens, we would need to deconsolidate the VIE. The majority of our assets, including the necessary licenses to conduct business in mainland China are held by the VIE. A significant part of our revenues is generated by the VIE. An event that results in the deconsolidation of the VIE would have a material effect on our operations and result in the value of the securities diminish substantially or even become worthless. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” in our 2021 Form 20-F, which is incorporated by reference, and “Risk Factors—Risks Related to Our Corporate Structure” in this prospectus.

Aurora is a holding company with no material operations of its own. We conduct our operations primarily through our WFOE and the VIE. As a result, Aurora’s ability to pay dividends depends upon dividends paid by our WFOE. If our WFOE or any newly formed PRC subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our WFOE is permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of our WFOE and the VIE is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, our WFOE may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion funds and staff bonus and welfare funds at its discretion, and the VIE may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of mainland China is subject to examination by the banks designated by SAFE. Our WFOE has not paid dividends and will not be able to pay dividends until it generates accumulated profits and meets the requirements for statutory reserve funds. Historically, no subsidiaries paid dividends or made other distributions to the holding company, and no dividends or distributions were paid or made to our investors. The net liabilities of the VIE, in which we have no legal ownership, amounted to RMB81 million, RMB240 million and RMB326 million as of December 31, 2019, 2020 and 2021, respectively. For restrictions and limitations on our ability to distribute earnings from our businesses, including subsidiaries and VIE, to Aurora and investors as well as the ability to settle amounts owed under the VIE agreements, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our initial public offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business,” “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business” and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Governmental control of currency conversion may limit our ability to utilize our cash balance effectively and affect the value of your investment” in our 2021 Form 20-F, which is incorporated by reference in this prospectus.

Cash Flows through Our Organization

Aurora is a holding company with no material operations of its own. We conduct our operations primarily through our WFOE and the VIE. As a result, Aurora’s ability to pay dividends depends upon dividends paid by our WFOE. If our WFOE or any newly formed PRC subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our WFOE is permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of our WFOE and the VIE is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, our WFOE may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion funds and staff bonus and welfare funds at its discretion, and the VIE may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. For more details, see “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—Holding Company Structure” in our 2021 Form 20-F, which is incorporated by reference in this prospectus.

Under PRC laws and regulations, our PRC subsidiaries and the VIE are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned company out of mainland China is subject to examination by the banks designated by SAFE. Our WFOE has not paid dividends and will not be able to pay dividends until it generates accumulated profits and meets the requirements for statutory reserve funds. As of the date of this prospectus, no subsidiaries paid dividends or made other distributions to the holding company, and no dividends or distributions were paid or made to our investors. The net liabilities of the VIE, in which we have no legal ownership, amounted to RMB81 million, RMB240 million and RMB326 million as of December 31, 2019, 2020 and 2021, respectively. For restrictions and limitations on our ability to distribute earnings from our businesses, including subsidiaries and VIE, to Aurora and investors as well as the ability to settle amounts owed under the VIE agreements, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our initial public offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business,” “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We may rely on dividends and other distributions on equity paid by our

PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business” and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Governmental control of currency conversion may limit our ability to utilize our cash balance effectively and affect the value of your investment” in our 2021 Form 20-F, which is incorporated by reference in this prospectus.

Our subsidiaries and the VIE conduct business transactions that include provision of services and intercompany loans, and collection of employee’s individual income tax from the exercise of share options. The cash flows occurred between our subsidiaries and the VIE are summarized below:

	For the year ended December 31,
	2019	2020	2021
	RMB (in thousands)
Loans from our WFOE, JPush Information Consulting (Shenzhen) Co., Ltd. to the VIE	197,943	—	80,000
Repayment of loans and interests by the VIE to our WFOE, JPush Information Consulting (Shenzhen) Co., Ltd.	—	156,124	56,341
Employee’s individual income tax from the exercise of share options from our WFOE, JPush Information Consulting (Shenzhen) Co., Ltd. to the VIE	5,133	878	2,630

With respect to intercompany loans, the VIE received cash from our WFOE amounted to RMB197.9 million, nil and RMB80.0 million for the year ended December 31, 2019, 2020 and 2021, respectively, and repaid cash to our WFOE amounted to nil, RMB156.1 million and RMB56.3 million for the year ended December 31, 2019, 2020 and 2021, respectively. With respect to the collection of employee’s individual income tax from the exercise of share options, the VIE received cash from our WFOE amounted to RMB5.1 million, RMB0.9 million and RMB2.6 million for the year ended December 31, 2019, 2020 and 2021, respectively, which were then remitted to local tax authorities on behalf of our employees.

We have established stringent cash management policies and procedures for cash flows within our organization. Each transfer of funds among our Cayman Islands holding company, our subsidiaries and the VIE is subject to internal approval. In general, transfer of funds is required to be effected through online banking system. Cash is transferred through our organization primarily in the manner as follows: (i) Aurora may transfer funds to the WFOE, Shenzhen JPush, through its Hong Kong subsidiary, KK Mobile Investment Limited, by additional capital contributions or shareholder loans, as the case may be, (ii) the WFOE may provide loans to the VIE, subject to statutory limits and restrictions, (iii) the VIE may repay loans to the WFOE at a fixed annual rate, and (iv) the WFOE may make dividends or other distributions to Aurora through KK Mobile Investment Limited. Our management is directly supervising cash management. The VIE initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to the finance department. The cashier specialists of our financial department examine the needs of cash and submit it to the director of financial department or the CEO of the Company for final approval. To ensure the liquidity, there is no limit on the amount of cash that can be transferred through our organization. However, the annual cash flow plan between the VIE and the WFOE will be determined based on our annual business objectives approved by the board of directors and approved by the CEO. In addition, we monitor our cash balance on a daily basis and conduct periodic review on our cash holdings. The cash flows occurred between our WFOE and the VIE included the following: (i) the VIE received intercompany loans from our WFOE amounted to RMB197.9 million, nil and RMB80.0 million for the year ended December 31, 2019, 2020 and 2021, respectively, (ii) the VIE repaid intercompany loans to our WFOE amounted to nil, RMB156.1 million and RMB56.3 million for the year ended December 31, 2019, 2020 and 2021, respectively, and (iii) the VIE received cash from our WFOE amounted to RMB5.1 million, RMB0.9 million and RMB2.6 million for the year ended December 31, 2019, 2020 and 2021, respectively, to pay, on behalf of our employees, individual income tax incurred by them due to their exercise of share options. For more details, see “—Holding Company Structure and Contractual Arrangements with the VIE” and “—Financial Information Related to the VIE, Parent and Its Subsidiaries.”

Financial Information Related to the VIE, Parent and Its Subsidiaries

The following tables provide condensed consolidating schedules depicting the financial position, cash flows, and results of operations for the parent, subsidiaries, the consolidated VIE, and any eliminating adjustments and consolidated totals (in thousands of RMB) as of and for the years ended December 31, 2019, 2020 and 2021.

Selected Condensed Consolidating Schedule of Results of Operations

	For the year ended December 31, 2021
	Parent	VIE	Subsidiaries	Eliminating adjustments	Consolidated total
	RMB	RMB	RMB	RMB	RMB
	(in thousands)
Revenues	—	351,243	116,306	(110,227)	357,322
Loss from subsidiaries and VIE	(117,029)	—	—	117,029	—
Net loss	(140,584)	(100,782)	(16,247)	117,029	(140,584)

	For the year ended December 31, 2020
	Parent	VIE	Subsidiaries	Eliminating adjustments	Consolidated total
	RMB	RMB	RMB	RMB	RMB
	(in thousands)
Revenues	—	465,066	103,435	(96,887)	471,614
Loss from subsidiaries and VIE	(193,109)	—	—	193,109	—
Net loss	(225,075)	(173,865)	(19,244)	193,109	(225,075)

	For the year ended December 31, 2019
	Parent	VIE	Subsidiaries	Eliminating adjustments	Consolidated total
	RMB	RMB	RMB	RMB	RMB
	(in thousands)
Revenues	—	900,454	100,484	(94,480)	906,458
Loss from subsidiaries and VIE	(93,328)	—	—	93,328
Net (loss)/income	(109,841)	(95,829)	2,501	93,328	(109,841)

Selected Condensed Consolidating Schedule of Financial Position

	For the year ended December 31, 2021
	Parent	VIE	Subsidiaries	Eliminating adjustments	Consolidated total
	RMB	RMB	RMB	RMB	RMB
	(in thousands)
Cash and cash equivalents	6,724	55,946	27,882	—	90,552
Restricted cash	5,998	158,032	—	—	164,030
Total current assets	32,896	394,640	446,052	(492,452)	381,136

Investments in subsidiaries	349,501	—	1,622,191	(1,971,692)	—
Total non-current assets	401,447	144,382	1,917,264	(2,248,692)	214,401

Total assets	434,343	539,022	2,363,316	(2,741,144)	595,537

Total liabilities	218,900	865,202	60,174	(764,182)	380,094

Total equity	215,443	(326,180)	2,303,142	(1,976,962)	215,443

Total liabilities and equity	434,343	539,022	2,363,316	(2,741,144)	595,537

	For the year ended December 31, 2020
	Parent	VIE	Subsidiaries	Eliminating adjustments	Consolidated total
	RMB	RMB	RMB	RMB	RMB
	(in thousands)
Cash and cash equivalents	92,123	115,713	148,279	—	356,115
Restricted cash	—	115	—	—	115
Total current assets	101,564	296,573	425,555	(293,463)	530,229

Investments in subsidiaries	439,276	—	1,660,152	(2,099,428)	—
Total non-current assets	494,422	173,546	1,985,658	(2,396,428)	257,198

Total assets	595,986	470,119	2,411,213	(2,689,891)	787,427

Total liabilities	274,747	709,702	68,218	(586,479)	466,188

Total equity	321,239	(239,583)	2,342,995	(2,103,412)	321,239

Total liabilities and equity	595,986	470,119	2,411,213	(2,689,891)	787,427

	For the year ended December 31, 2019
	Parent	VIE	Subsidiaries	Eliminating adjustments	Consolidated total
	RMB	RMB	RMB	RMB	RMB
	(in thousands)
Cash and cash equivalents	114,489	211,314	105,656	—	431,459
Restricted cash	—	115	—	—	115
Total current assets	124,215	471,140	246,889	(188,645)	653,599

Investments in subsidiaries	607,820	—	1,774,978	(2,382,798)	—
Total non-current assets	668,111	176,451	2,261,560	(2,819,798)	286,324

Total assets	792,326	647,591	2,508,449	(3,008,443)	939,923

Total liabilities	284,538	728,757	43,985	(625,145)	432,135

Total equity	507,788	(81,166)	2,464,464	(2,383,298)	507,788

Total liabilities and equity	792,326	647,591	2,508,449	(3,008,443)	939,923

Selected Condensed Consolidating Schedules of Cash Flows

	For the year ended December 31, 2021
	Parent	VIE	Subsidiaries	Eliminating adjustments	Consolidated total
	RMB	RMB	RMB	RMB	RMB
	(in thousands)
Net cash (used in)/ provided by operating activities	(24,383)	68,336	(120,603)	—	(76,650)
Net cash (used in)/ provided by investing activities	(4,859)	(186)	1,487	30,000	26,442
Net cash provided by / (used in) financing activities	(54,520)	30,000	—	(30,000)	(54,520)
Effect of exchange rate fluctuation on cash and cash equivalents	4,361	—	(1,281)	—	3,080
Net change in cash	(79,401)	98,150	(120,397)	—	(101,648)
Opening cash balance	92,123	115,828	148,279	—	356,230
Ending cash balance	12,722	213,978	27,882	—	254,582

	For the year ended December 31, 2020
	Parent	VIE	Subsidiaries	Eliminating adjustments	Consolidated total
	RMB	RMB	RMB	RMB	RMB
	(in thousands)
Net cash (used in)/ provided by operating activities	(17,412)	168,971	(75,749)	—	75,810
Net cash (used in)/ provided by investing activities	(6,525)	(108,450)	121,742	(151,182)	(144,415)
Net cash provided by / (used in) financing activities	5,257	(156,124)	—	151,182	315
Effect of exchange rate fluctuation on cash and cash equivalents	(3,686)	—	(3,368)	—	(7,054)
Net change in cash	(22,366)	(95,603)	42,625	—	(75,344)
Opening cash balance	114,489	211,429	105,656	—	431,574
Ending cash balance	92,123	115,828	148,279	—	356,230

	For the year ended December 31, 2019
	Parent	VIE	Subsidiaries	Eliminating adjustments	Consolidated total
	RMB	RMB	RMB	RMB	RMB
	(in thousands)
Net cash provided by/(used in) operating activities	15,273	16,059	(57,090)	—	(25,758)
Net cash used in investing activities	(95,412)	(34,451)	(294,921)	335,818	(88,966)
Net cash (used in)/provided by financing activities	(33,845)	197,943	137,837	(335,818)	(33,883)
Effect of exchange rate fluctuation on cash and cash equivalents	(9,763)	—	13,267	—	3,504
Net change in cash	(123,747)	179,551	(200,907)	—	(145,103)
Opening cash balance	238,236	31,878	306,563	—	576,677
Ending cash balance	114,489	211,429	105,656	—	431,574

Summary of Risk Factors

Investing in our ADSs involves significant risks. You should carefully consider all of the information in this registration statement before making an investment in our ADSs. Below please find a summary of the principal risks we and the VIE face, organized under relevant headings. The risks are discussed more fully in “Risk Factors” in our 2021 Form 20-F, which is incorporated herein by reference and in this prospectus.

Risks Relating to Our Business and Industry

We and the VIE are subject to risks and uncertainties related to our and the VIE’s business and industry, including, but not limited to, the following:

•	We have experienced rapid growth in recent periods, and our recent growth rates may not be indicative of our future growth;

•	We have incurred net losses in the past, which we may continue to experience in the future;

•

If we cannot successfully execute our strategy and continue to develop and effectively market SAAS Businesses and our other business initiatives that anticipate and respond to the needs of app developers and our customers, our business, operating results and financial condition may suffer;

•	If we are not able to continue to gain access to mobile data in the future, our business, operating results and financial condition could be materially and adversely affected;

•	If the market for our SAAS Businesses and other business initiatives develops more slowly than we expect, our growth may slow or stall and our operating results could be harmed;

•

Our and the VIE’s business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our business and prospects;

•	Our business depends on strong brand and failing to maintain and enhance our brand would hurt our ability to expand our base of app developers and customers;

•	If we fail to keep up with rapid changes in technologies, our future success may be adversely affected; and

•	We may not be able to compete successfully with our current or future competitors.

Risks Related to Our Corporate Structure

We and the VIE are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:

•

Aurora is a Cayman Islands holding company with no equity ownership in the VIE, and we conduct our operations in mainland China primarily through (i) our PRC subsidiary and (ii) the VIE with which we have maintained contractual arrangements. Investors in our ADSs thus are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in Cayman Islands holding company. If the PRC government finds that the agreements that establish the structure for operating some of our and the VIE’s business operations in mainland China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we and the VIE could be subject to severe penalties, or be forced to relinquish interest in those operations. Our holding company in the Cayman Islands, our PRC subsidiary, the VIE, and investors of Aurora face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements without VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole;

•	We rely on contractual arrangements with the VIE and its shareholders for substantially all of our business operation, which may not be as effective as direct ownership. we rely on the performance by the VIE and its shareholders of their obligations under the contracts to exercise control over the VIE. However, the shareholders of our consolidated VIE may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with the VIE;

•

Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business. if the VIE or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be effective under PRC law; and

•

The shareholders of the VIE may have potential conflicts of interest with Aurora, which may materially and adversely affect our business and financial condition. These shareholders may breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIE, which would have a material and adverse effect on our ability to effectively control the VIE and receive economic benefits from them. If we cannot resolve any conflict of interest or dispute between us and the shareholders of the VIE, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Risks Related to Doing Business in China

We and the VIE face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

•

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our and the VIE’s business and operations. The enforcement of laws and rules and regulations in China may change quickly with little advance notice, which could result in a material adverse change in our and the VIE’s operations and the value of our ADSs;

•

We and the VIE may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our and the VIE’s business may have a material adverse effect on our and the VIE’s business and results of operations;

•

The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we and the VIE will be able to obtain such approval. Any failure to obtain or delay in obtaining the requisite governmental approval for an offering, or a rescission of such approval, would subject us and the VIE to sanctions imposed by the relevant PRC regulatory authority;

•

The PRC government’s significant oversight over our or the VIE’s business operation could result in a material adverse change in our and the VIE’s operations and the value of our ADSs. The Chinese government may intervene or influence our and the VIE’s operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless;

•

The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections; and

•

Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024 if the PCAOB is unable to inspect and investigate completely auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting and prohibition from trading of our ADSs, or the threat of their being delisted and prohibited from trading, may materially and adversely affect the value of your investment. In May 2022, in connection with its implementation of the HFCAA, the SEC conclusively named Aurora as a “Commission-Identified Issuer” following the filing of Aurora’s 2021 Form 20-F with the SEC on April 14, 2022.

Corporate Information

We were incorporated in the Cayman Islands in April 2014. We conduct our operations in mainland China principally through our PRC subsidiary and the VIE. Our American depositary shares, each three representing two Class A common shares, par value US$0.0001 per share, currently trade on the Nasdaq Global Market under the symbol “JG.”

Our principal executive offices are located at 14/F, China Certification and Inspection Building, No.8 Keji South 12th Road, Nanshan District, Shenzhen, Guangdong 518057, People’s Republic of China. Our telephone number at this address is +86 755-8388-1462. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE 19711.

Additional information about Aurora is included in the documents incorporated by reference in this prospectus, including our annual report on Form 20-F for our fiscal year ended December 31, 2021 filed with the SEC on April 14, 2022. See “Incorporation of Certain Documents by Reference” in this prospectus.

RISK FACTORS

Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described below and in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

Risks Related to Our Business and Industry

Our and the VIE’s business generates and processes a large amount of data, and we and the VIE are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our and the VIE’s business and prospects.

Our and the VIE’s business generates and processes a large quantity of data. We and the VIE face risks inherent in handling and protecting large volume of data. In particular, we and the VIE face a number of challenges relating to data from transactions, developer services, and other activities on our platforms, including:

•	protecting the data in and hosted on our system, including against attacks on our system by outside parties or fraudulent behavior or improper use by our employees;

•	addressing concerns related to privacy and sharing, safety and other factors; and

•

complying with applicable laws, rules and regulations relating to the collection, use, storage, transfer and disclosure of personal information, including any requests from regulatory and government authorities relating to these data.

In general, we expect that data privacy and data protection compliance will receive greater attention and focus from regulators, both domestically and globally, as well as attract continued or greater public scrutiny and attention going forward, which could increase our compliance costs and subject us to heightened risks and challenges associated with data security and protection. If we are unable to manage these risks, we could become subject to penalties, including fines, suspension of business and revocation of required licenses, and our reputation and results of operations could be materially and adversely affected.

The PRC regulatory and enforcement regime with regard to data privacy and data protection is evolving and may be subject to different interpretations or significant changes. Moreover, different PRC regulatory bodies, including the Standing Committee of the NPC, the Ministry of Industry and Information Technology, or the MIIT, the CAC, the MPS and the SAMR, have enforced data privacy and protection laws and regulations with varying standards and applications. See “Item 4. Information on the Company—B. Business Overview—Regulations—Regulations on Information Security,” and “Item 4. Information on the Company—B. Business Overview—Regulations—Regulations on Privacy Protection” in our 2021 Form 20-F, which is incorporated herein by reference, and “Regulations— Regulations Related to Internet Information Security and Privacy Protection” in this prospectus.” The following are examples of certain recent PRC regulatory activities in this area:

•

The Anti-monopoly Guidelines for the Platform Economy Sector published by the Anti-monopoly Committee of the State Council, effective on February 7, 2021, prohibits collection of user information through coercive means by online platforms operators.

•	In August 2021, the Standing Committee of the NPC promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. We update our privacy policies from time to time to meet the latest regulatory requirements of PRC government authorities and adopt technical measures to protect data and ensure cybersecurity in a systematic way. Nonetheless, the Personal Information Protection Law elevates the protection requirements for personal information processing, and many specific requirements of this law remain to be clarified by the CAC, other regulatory authorities, and courts in practice. We may be required to make further adjustments to our business practices to comply with the personal information protection laws and regulations.

Many of the data-related legislations are relatively new and certain concepts thereunder remain subject to interpretation by the regulators. Although we only gain access to anonymous device-level mobile behavioral data that is necessary for, and relevant to, the services provided, the data we obtain and use may include information that is deemed as “personal information” under the PRC Cyber Security Law and related data privacy and protection laws and regulations. As such, we have adopted a series of measures in order to comply with the laws and regulations relating to the protection of personal information. We enter into a service agreement with each app developer that uses our developer services in their mobile apps, and we display privacy policies on our official website. Our service agreement and the privacy policies require each app developer to obtain consent from the end users of its apps in connection with data collection and use pursuant to the PRC Cyber Security Law and related laws and regulations. We periodically check the app developers’ own agreements with their end users on a sampling basis, and we remind the app developers to rectify the situation where we find instances of non-compliance with our service agreements, such as their failure to obtain sufficient consents from their end users. Moreover, once the original mobile behavioral data is collected through developer services, our data processing platform immediately stores, cleanses, structures and encrypts the data, and we then utilize AI and machine learning technologies to conduct modeling exercises and data mining and develop SAAS Businesses and targeted marketing that offer industry-specific, actionable insights for customers, in aggregated and anonymized form. In addition, we have adopted rigorous data security measures to prevent our data from unauthorized access or use or being retrieved to establish any connection with the device owners’ identities.

While we take all these measures to comply with all applicable data privacy and protection laws and regulations, we cannot guarantee the effectiveness of the measures undertaken by us, app developers and business partners. If any data that we and the VIE possess belongs to data categories that are subject to heightened scrutiny, we may be required to adopt stricter measures for protection and management of such data. The Cybersecurity Review Measures and the Draft Regulations remain unclear on whether the relevant requirements will be applicable to companies that are already listed in the United States, such as us. We cannot predict the impact of the Cybersecurity Review Measures and the Draft Regulations, if any, at this stage, and we will closely monitor and assess any development in the rule-making process. If the Cybersecurity Review Measures and the enacted version of the Draft Regulations mandate clearance of cybersecurity review and other specific actions to be taken by issuers like us, we and the VIE face uncertainties as to whether these additional procedures can be completed by us or the VIE timely, or at all, which may subject us to government enforcement actions and investigations, fines, penalties, suspension of our non-compliant operations, or removal of our app from the relevant application stores, and materially and adversely affect our business and results of operations. As of the date of this prospectus, we and the VIE have not been involved in any formal investigations on cybersecurity review made by the CAC on such basis.

In general, compliance with the existing PRC laws and regulations, as well as additional laws and regulations that PRC regulatory bodies may enact in the future, related to data security and personal information protection, may be costly and result in additional expenses to us, and subject us to negative publicity, which could harm our reputation and business operations. There are also uncertainties with respect to how such laws and regulations will be implemented and interpreted in practice.

In addition, regulatory authorities around the world have adopted or are considering a number of legislative and regulatory proposals concerning data protection. These legislative and regulatory proposals, if adopted, and the uncertain interpretations and application thereof could, in addition to the possibility of fines, result in an order requiring that we change our data practices and policies, which could have an adverse effect on our business and results of operations. The European Union General Data Protection Regulation (“GDPR”), which came into effect on May 25, 2018, includes operational requirements for companies that receive or process personal data of residents of the European Economic Area. The GDPR establishes new requirements applicable to the processing of personal data, affords new data protection rights to individuals and imposes penalties for serious data breaches. Individuals also have a right to compensation under the GDPR for financial or non-financial losses. In August 2022, we entered a cooperation agreement with WhatsApp to enable our customers to access more overseas messaging channels. In the event that residents of the European Economic Area access our website or our mobile platform and input protected information, we may become subject to provisions of the GDPR.

Security and privacy breaches may hurt our business.

We currently retain data from other parties, including data from mobile devices in secure database servers. It is essential for us to maintain the security of data that we store and process properly. We maintain a data security program. Once the original anonymous device-level mobile behavioral data is collected and aggregated, our platform stores, cleanses, structures and encrypts data. We also design and adopt other security controls to protect our data from breaches, including separation of data from external servers by firewalls, granting of limited access to designated employees, and maintaining a proper visit log. See “Item 4. Information on the Company—B. Business Overview—Our AI-Powered Data Processing Platform—Data Security.”

Given the nature of our business as an internet services provider to developers, we face the challenge of protecting the data in and hosted on our system, including against attacks on our system by outside parties or fraudulent behavior or improper use by our employees. Any security breach and data decryption, including those resulting from a cybersecurity attack, or any unauthorized access, unauthorized usage, virus or similar breach or disruption could result in the loss of the information that we gain access to and store, damage to our reputation, early termination of our contracts, litigation, regulatory investigations or other liabilities.

Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against a target. As a result, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived security breach occurs, the market perception of our data security measures could be harmed and we could lose sales and customers.

In addition, the PRC regulatory and enforcement regime with regard to data security and data protection is evolving and may be subject to different interpretations or significant changes. For instance:

•

In June 2021, the Standing Committee of the NPC promulgated the Data Security Law, which took effect in September 2021. The Data Security Law, among other things, provides for security review procedure for data-related activities that may affect national security. In July 2021, the State Council promulgated the Regulations on the Security Protection of Critical Information Infrastructure, which became effective on September 1, 2021. Pursuant to this regulation, critical information infrastructure means key network facilities or information systems of critical industries or sectors, such as public communication and information service, energy, transportation, water conservation, finance, public services, e-government affairs and national defense science, the damage, malfunction or data leakage of which may endanger national security, people’s livelihoods and the public interest. In December 2021, the CAC, together with other authorities, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022, and replaces its predecessor regulation. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that procure internet products and services must be subject to the cybersecurity review if their activities affect or may affect national security. The Cybersecurity Review Measures further stipulates that network platform operators that hold personal information of over one million users shall apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. The Cybersecurity Review Measures remain unclear on whether the relevant requirements will be applicable to further equity or debt offerings by companies that have completed the initial public offering in the United States. In addition to the potential review before foreign listings, the CAC has the discretion to initiate cybersecurity review on data processing activities which are deemed to affect or may affect national security. Thus, we cannot preclude the possibility that we would be subject to such ex officio security reviews, and it is uncertain whether the fact of us being listed in the United States would increase such a possibility. If we are subject to such a cybersecurity review, we may be ordered to suspend our business by disconnecting our products from our clients’ mobile apps, stopping developing new clients, businesses, among others. If we fail to pass the cybersecurity review, we may face penalties such as fines, orders to suspend relevant business, suspension of business, closure of websites, revocation of relevant business licenses and permits, and any of these could have a material adverse effect on our business and results of operations. As of the date of this prospectus, no detailed rules or implementation rules have been issued by any authority and we have not been informed that we are a critical information infrastructure operator by any government authorities. Furthermore, the exact scope of “critical information infrastructure operators” under the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of the applicable laws. Therefore, it is uncertain whether we would be deemed to be a critical information infrastructure operator under PRC law. If we are deemed to be a critical information infrastructure operator under the PRC cybersecurity laws and regulations, we may be subject to obligations in addition to what we have fulfilled under the PRC cybersecurity laws and regulations. At this stage, we are unable to predict the possible consequences of the Draft Regulations, if any, and we are monitoring and assessing the rulemaking process closely.

•

In November 2021, the CAC released the Draft Regulations. The Draft Regulations provide that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and the manner of data processing. In accordance with the Draft Regulations, data processors shall apply for a cybersecurity review for certain activities, including, among other things, (i) the listing abroad of data processors that process the personal information of more than one million users and (ii) any data processing activity that affects or may affect national security. However, there have been no clarifications from the relevant authorities as of the date of this prospectus as to the standards for determining whether an activity is one that “affects or may affect national security.” In addition, the Draft Regulations requires that data processors that process “important data” or are listed overseas must conduct an annual data security assessment by itself or commission a data security service provider to do so, and submit the assessment report of the preceding year to the municipal cybersecurity department by the end of January each year. As of the date of this prospectus, the Draft Regulations was released for public comment only, and their respective provisions and anticipated adoption or effective date may be subject to change with substantial uncertainty.

The uncertainties with respect to how such laws and regulations will be implemented and interpreted in practice, and the potential further enactment of laws and regulations by the PRC regulatory bodies may result in additional expenses to us, and subject us to negative publicity, which could harm our reputation and business operations.

Moreover, if a high-profile security breach occurs with respect to another SAAS Businesses, our customers and potential customers may lose trust in the security of our SAAS Businesses generally, which could adversely impact our ability to retain existing customers or attract new ones. Besides, any failure, or perceived failure to maintain the security of our data or to comply with applicable PRC or foreign privacy, data security and personal information protection laws and obligations may result in civil or regulatory liability, including governmental or data protection authority enforcement actions and investigations, fines, penalties, enforcement orders requiring us to cease operating in a certain way, litigation, or adverse publicity, and may require us to expend significant resources in responding to and defending allegations and claims.

Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating some of our or the VIE’s business operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties, or be forced to relinquish our interest in those operations.

Foreign ownership of certain parts of our businesses including value-added telecommunications services is subject to restrictions under current PRC laws and regulations. The PRC government regulates internet access, distribution of online information and online advertising through strict business licensing requirements and other government regulations. For example, foreign investors, with a few exceptions, are not allowed to own more than 50% of the equity interests in a value-added telecommunications service provider and any such foreign investor must have experience in providing value-added telecommunications services overseas and maintain a good track record. On March 29, 2022, the Decision of the State Council on Revising and Repealing Certain Administrative Regulations, which became effective on May 1, 2022, was promulgated to amend certain provisions of regulations including the Provisions on the Administration of Foreign-Invested Telecommunications Enterprises (2016 Revision), the requirement for major foreign investor to demonstrate a good track record and experience in operating value-added telecommunications businesses is deleted.

Aurora is a Cayman Islands exempted company and our PRC subsidiary, namely our WFOE, is a foreign-invested enterprise. Accordingly, our WFOE is not eligible to provide value-added telecommunications services in mainland China. As a result, the variable interest entity in PRC, namely Hexun Huagu, holds value-added telecommunications business operation licenses as a value-added telecommunications service provider. We entered into a series of contractual arrangements with Hexun Huagu, or the VIE, and its shareholders. As a result of these contractual arrangements, we are considered the primary beneficiary of the VIE and hence consolidate its financial results into our consolidated financial statements under U.S. GAAP for accounting purposes. In 2019, 2020 and 2021, we derived 98.6%, 97.7% and 95.0% of our external revenues from the VIE, respectively.

In the opinion of our PRC legal counsel, Han Kun Law Offices, (i) the ownership structure of the VIE in mainland China and our WFOE are not in violation of applicable PRC laws and regulations currently in effect; and (ii) the contractual arrangements between our WFOE, the VIE and its shareholders governed by PRC laws and regulations are valid, binding and enforceable, and will not result in any violation of applicable PRC laws and regulations. However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the PRC regulatory authorities may take a view that is contrary to the opinion of our PRC legal counsel.

However, Aurora is a Cayman Islands holding company with no equity ownership in the VIE and we conduct our operations in mainland China through (i) our PRC subsidiary and (ii) the VIE with which we have maintained contractual arrangements. Investors in our Class A common shares or the ADSs thus are not purchasing equity interest in our consolidated affiliated entities in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government deems that our contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we and the VIE could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company in the Cayman Islands, the VIE, and investors of Aurora face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a group.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our and the VIE’s business, or the enforcement and performance of our contractual arrangements with the VIE and its shareholders. These laws and regulations may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

Due to the uncertainty and complexity of the regulatory environment, we cannot assure you that we and the VIE would always be in full compliance with applicable laws and regulations, the violation of which may have adverse effect on our and the VIE’s business and our reputation.

Although we believe we, our PRC subsidiary and the VIE are not in violation of current PRC laws and regulations, we cannot assure you that the PRC government would agree that our contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. The PRC government has broad discretion in determining rectifiable or punitive measures for non-compliance with or violations of PRC laws and regulations. If the PRC government determines that we or the VIE do not comply with applicable law, it could revoke the VIE’s business and operating licenses, require the VIE to discontinue or restrict the VIE’s operations, restrict the VIE’ right to collect revenues, block the VIE’s websites, require the VIE to restructure our operations, impose additional conditions or requirements with which the VIE may not be able to comply, impose restrictions on the VIE’s business operations or on their customers, or take other regulatory or enforcement actions against the VIE that could be harmful to their business. Any of these or similar occurrences could significantly disrupt our or the VIE’ business operations or restrict the VIE from conducting a substantial portion of their business operations, which could materially and adversely affect the VIE’s business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of any of the VIE that most significantly impact its economic performance, and/or our failure to receive the economic benefits from any of the VIE, we may not be able to consolidate these entities in our consolidated financial statements in accordance with U.S. GAAP. In addition, our shares may decline in value or become worthless if we are unable to assert our contractual control rights over the assets of our PRC subsidiaries that conduct a significant part of our operations.

Risks Related to Doing Business in China

The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear. If a governmental approval is required, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the requisite governmental approval for an offering, or a rescission of such CSRC approval if obtained by us, may subject us to sanctions imposed by the relevant PRC regulatory authority, which could include fines and penalties on our and the VIE’s operations in mainland China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

Our PRC counsel, has advised us that, based on its understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for the approval under the M&A Rules for an offering because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) we did not acquire any equity interests or assets of a “PRC domestic company” as such terms are defined under the M&A Rules.

However, our PRC counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering, and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as our PRC counsel, and hence, we may face regulatory actions or other sanctions from them. Furthermore, relevant PRC governmental authorities promulgated the Opinions on Strictly Cracking Down Illegal Securities Activities, which provided that the administration and supervision of overseas-listed China-based companies will be strengthened, and the special provisions of the State Council on overseas issuance and listing of shares by such companies will be revised, clarifying the responsibilities of domestic industry competent authorities and regulatory authorities. However, the Opinions on Strictly Cracking Down Illegal Securities Activities were only issued recently, leaving uncertainties regarding the interpretation and implementation of these opinions. It is possible that any new rules or regulations may impose additional requirements on us. In addition, on December 28, 2021, the Cyberspace Administration of China issued the Cybersecurity Review Measures, which came into effect on February 15, 2022, according to which, among others, internet platform operators holding over one million users’ personal information shall apply to the Cybersecurity Review Office for a cybersecurity review before any listing on a foreign stock exchange. On July 7, 2022, the CAC promulgated the Measures on Security Assessment of Cross-border Data Transfer, or the Data Export Measures, which became effective on September 1, 2022. The Data Export Measures requires that any data processor who processes or exports personal information exceeding a certain volume threshold pursuant to the Data Export Measures shall apply for a security assessment by the CAC before transferring any personal information abroad. The security assessment requirement also applies to any transfer of important data outside of mainland China. As the Cybersecurity Review Measures and the Data Export Measures were issued recently, there are uncertainties regarding how they would be interpreted and enforced, and to what extent they may affect us. As of the date of this prospectus, we and the VIE have not been involved in any investigations on cybersecurity review made by the Cyberspace Administration of China on such basis, and we and the VIE have not received any inquiry, notice, warning, or sanctions in such respect. However, the governmental authorities may impose restrictions and penalties on our and the VIE’s operations in mainland China, such as the suspension of our apps and services, revocation of our licenses, or shutting down part or all of our operations, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from an offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the ADSs. The PRC governmental authorities may also take actions requiring us, or making it advisable for us, to halt an offering before settlement and delivery of the ADSs offered hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the PRC governmental authorities later promulgate new rules or explanations requiring that we and the VIE obtain their approvals for filings, registrations or other kinds of authorizations for an offering, we cannot assure you that we and the VIE can obtain the approval, authorizations, or complete required procedures or other requirements in a timely manner, or at all, or obtain a waiver of the requisite requirements if and when procedures are established to obtain such a waiver.

The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess such firms’ compliance with the applicable professional standards. Since our auditor is located in mainland China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the applicable Chinese authorities, our auditor has not been and is currently not subject to inspections by the PCAOB. As a result, we and investors in our ADSs are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of accounting firms registered with the PCAOB in mainland China and Hong Kong makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of mainland China and Hong Kong that are subject to the PCAOB inspections, which could cause investors and potential investors in our ADSs to lose confidence in the quality of work performed by our independent registered public accounting firm and the Company’s financial statements.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and Ministry of Finance, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. The Statement of Protocol sets forth, among other terms, that (i) the PCAOB has independent discretion to select any issuer audits for inspection or investigation, (ii) the PCAOB gets direct access to interview or take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated, (iii) the PCAOB has the unfettered ability to transfer information to the SEC in accordance with the Sarbanes-Oxley Act, and (iv) the PCAOB inspectors can see audit work papers without redactions. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Statement of Protocol.

Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024 if the PCAOB is unable to inspect and investigate completely auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting and prohibition from trading of our ADSs, or the threat of their being delisted and prohibited from trading, may materially and adversely affect the value of your investment. In May 2022, in connection with its implementation of the HFCAA, the SEC conclusively named Aurora as a “Commission-Identified Issuer” following the filing of Aurora’s 2021 Form 20-F with the SEC on April 14, 2022.

The Holding Foreign Companies Accountable Act, or the HFCAA, was signed into law on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCAA, pursuant to which the SEC will identify an issuer as a “Commission Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect and investigate completely, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB is unable to inspect and investigate completely registered public accounting firms headquartered in China. The PCAOB identified our auditor as one of the registered public accounting firms that the PCAOB is unable to inspect and investigate completely. In May 2022, in connection with its implementation of the HFCAA, the SEC conclusively named Aurora as a “Commission-Identified Issuer” following the filing of Aurora’s 2021 Form 20-F with the SEC on April 14, 2022.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and Ministry of Finance, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. See “—The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections.”

Furthermore, by the end of 2022, the PCAOB is required to assess whether mainland China and Hong Kong each remains a jurisdiction where the PCAOB is not able to inspect and investigate completely auditors registered with the PCAOB. If the PCAOB again concludes that it is not able to inspect and investigate completely the audit firms in mainland China and Hong Kong, we will be identified as a “Commission-Identified Issuer” for a second consecutive year after we file our Form 20-F for the year ending December 31, 2022 which is due by April 30, 2023.

Whether the PCAOB will be able to satisfactorily conduct inspections and investigations of registered public accounting firms headquartered in mainland China and Hong Kong before the issuance of our financial statements on Form 20-F for the year ending December 31, 2023 (which is due by April 30, 2024), is subject to substantial uncertainty and depends on a number of factors out of our, and our auditor’s, control, including the implementation of the Statement of Protocol signed by the PCAOB and the Chinese authorities. If the PCAOB is unable to inspect and investigate completely registered public accounting firms by the end of 2023, we will be identified as a “Commission-Identified Issuer” for a third consecutive year after we file our Form 20-F for the year ending December 31, 2023. In such case, we would be subject to the delisting and prohibition of trading requirements of the HFCAA.

There have been various initiatives to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. On June 22, 2021, the U.S. Senate passed a bill to that effect, and on February 4, 2022, the U.S. House of Representatives passed a bill which contained, among other things, an identical provision. If this provision is enacted into law and the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA is reduced from three years to two, then our shares and ADSs could be prohibited from trading in the United States after the company files its annual report on Form 20-F for the year ending December 31, 2022 if the PCAOB is unable to inspect and investigate completely auditors located in China.

If our shares and ADSs are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

The PRC government’s significant oversight over our or the VIE’s business operation could result in a material adverse change in our operations and the value of our ADSs.

We conduct our business primarily in mainland China through our subsidiaries and the VIE. The operations of our subsidiaries and the VIE in mainland China are governed by PRC laws and regulations. The PRC government has significant oversight over the conduct of our and the VIE’s business, and it may intervene or influence our and the VIE’s operations, as the government deems appropriate to advance regulatory and societal goals and policy positions. The PRC government has recently published new policies that significantly affected certain industries and we cannot rule out the possibility that it will in the future release regulations or policies that directly or indirectly affect our and the VIE’s industry or require us and the VIE to seek additional permission to continue our and the VIE’s operations, which could result in a material adverse change in our and the VIE’s operation and/or the value of our ADSs. Also, the PRC government has recently indicated an intent to exert more oversight over offerings that are conducted overseas and/or foreign investment in China-based issuers. Any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. In addition, implementation of industry-wide regulations directly targeting our operations could cause our securities to significantly decline in value or become worthless. Therefore, investors of our company and our and the VIE’s business face potential uncertainty from actions taken by the PRC government affecting our and the VIE’s business.

Uncertainties exist with respect to the interpretation and implementation of Anti-Monopoly Guidelines for Internet Platforms and how it may impact our or the VIE’s business operations.

In February 2021, the Anti-Monopoly Guidelines for Internet Platforms was promulgated by the Anti-monopoly Commission of the PRC State Council. The Anti-Monopoly Guidelines for Internet Platforms is consistent with the Anti-Monopoly Law of PRC and prohibits monopoly agreements, abuse of dominant position and concentration of undertakings that may have the effect of eliminating or restricting competitions in the field of platform economy. More specifically, the Anti-Monopoly Guidelines for Internet Platforms outlines certain practices that may, if without justifiable reasons, constitute abuse of dominant position, including, without limitation, tailored pricing using big data and analytics, actions or arrangements seen as exclusivity arrangements, using technology means to block competitors’ interface, using bundled services to sell services or products, and compulsory collection of user data. Besides, Anti-Monopoly Guidelines for Internet Platforms expressly states that concentration involving VIE will also be subject to antitrust filing requirements.

In April 2021, the State Administration for Market Regulation (the “SAMR”), together with certain other PRC government authorities convened an administrative guidance meeting, focusing on unfair competition acts in community group buying, self-inspection and rectification by major internet companies of possible violations of anti-monopoly, anti-unfair competition, tax and other related laws and regulations, and requesting such companies to comply with relevant laws and regulations strictly and be subject to public supervision. In addition, many internet companies, including the over 30 companies which attended such administrative guidance meeting, are required to conduct a comprehensive self-inspection and make necessary rectification accordingly. The SAMR has stated it will organize and conduct inspections on the companies’ rectification results. If the companies are found to conduct illegal activities, more severe penalties are expected to be imposed on them in accordance with the laws.

On June 24, 2022, the Standing Committee of the National People’s Congress published amendments to the Anti-Monopoly Law of PRC, or the amended AML, which came into effect on August 1, 2022. The amended AML formally implements China’s latest anti-monopoly policies by, among other things, improving regulatory rules for anti-competitive agreements, expressly addressing monopoly issues in the platform economy, and substantially increasing the penalties for violating the law. The amended AML formally extends the anti-monopoly regulatory regime to the platform economy by outlining the general principal that business operators shall not engage in monopolistic activities, such as by taking advantage of data and algorithms, technology, capital advantage, and platform rules. The amended AML also specifically prohibits business operators from abusing its market dominance, such as by using data and algorithms, technology, and platform rules. Penalties for violation of the Anti-Monopoly Law have been substantially increased in the amended AML. For example, according to the amended AML, if a company completes a concentration of business in violation of the Anti-Monopoly Law that will or is likely to have an effect of eliminating or restricting competition, in addition to other remedial measures, a fine of up to 10% of the last year’s sales revenue may be imposed. If the concentration of business in violation of the Anti-Monopoly Law completed by the company does not have the effect of eliminating or restricting competition, a fine of up to RMB5 million may be imposed. In the case that the aforementioned violation has particularly serious circumstances, bad impact, or consequences, the fine imposed may be further increased to between two and five times the aforementioned fine amount. Due to the enhanced implementation of the Anti-Monopoly Law, we and the VIE may be under heightened regulatory scrutiny, which will increase our compliance costs and subject us and the VIE to heightened risks and challenges.

Since the Anti-Monopoly Guidelines for Internet Platforms are relatively new, uncertainties still exist in relation to its interpretation and implementation, although we do not believe we or the VIE engage in any foregoing situations, we cannot assure you that our or the VIE’s business operations will comply with such regulation in all respects, and any failure or perceived failure by us or the VIE to comply with such regulation may result in governmental investigations, fines and/or other sanctions on us or the VIE .

USE OF PROCEEDS

Except as may be described otherwise in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities by us for general corporate purposes. We will not receive any proceeds from the sale of shares by the selling shareholder.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2022, on an actual basis.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our unaudited interim condensed consolidated financial statements and the notes thereto in our current report on Form 6-K filed with the SEC on September 22, 2022, which are incorporated by reference into this prospectus.

	As of June 30, 2022
	RMB	US$
	(in thousands)
Redeemable noncontrolling interests	31,582	4,715
Shareholders’ Equity:
Class A common shares, (US$0.0001 par value; 4,920,000,000 shares authorized; 62,215,467 shares issued and outstanding as of June 30, 2022)	38	6
Class B common shares, (US$0.0001 par value; 30,000,000 shares authorized; 17,000,189 shares issued and outstanding as of June 30, 2022)	11	1
Additional paid-in capital	1,029,970	153,770
Accumulated deficit	(872,242)	(130,222)
Accumulated other comprehensive income	16,279	2,430

Total shareholders’ equity	174,056	25,985

Total capitalization	205,638	30,700

CERTAIN FINANCIAL INFORMATION

Financial Results

The following unaudited interim condensed consolidated statements of comprehensive loss data for the six months ended June 30, 2021 and 2022, and unaudited interim condensed consolidated balance sheet data as of December 31, 2021 and June 30, 2022 have been prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods.

The following table presents our unaudited interim condensed consolidated statements of comprehensive loss data for the periods indicated:

	Six months ended June 30,
	2021	2022
	RMB	RMB	US$
	(in thousands)
Revenues	165,609	161,477	24,108
Cost of revenues	(40,088)	(49,501)	(7,390)

Gross profit	125,521	111,976	16,718

Operating expenses
Research and development	(106,219)	(80,772)	(12,059)
Sales and marketing	(53,904)	(49,609)	(7,406)
General and administrative	(46,692)	(51,797)	(7,734)

Total operating expenses	(206,815)	(182,178)	(27,199)

Loss from operations	(81,294)	(70,202)	(10,481)

Foreign exchange loss	(1,504)	(3,264)	(488)
Interest income	3,330	1,639	245
Interest expense	(4,978)	(2,621)	(391)
Other income, net	13,098	18,531	2,767
Change in fair value of structured deposits	20	3	—
Change in fair value of foreign currency swap contract	1,905	764	114

Loss before income taxes	(69,423)	(55,150)	(8,234)

Income tax expense	(11)	(135)	(20)

Net loss	(69,434)	(55,285)	(8,254)

Less: net loss attributable to redeemable noncontrolling interests	—	(2,061)	(308)
Net loss attributable to Aurora Mobile Limited’s shareholders	(69,434)	(53,224)	(7,946)

Net loss per share for Class A and Class B common shares:
Class A and B common shares—basic and diluted	(0.88)	(0.67)	(0.10)
Shares used in net loss per share computation:
Class A common shares—basic and diluted	61,668,577	62,098,973	62,098,973
Class B common shares—basic and diluted	17,000,189	17,000,189	17,000,189
Other comprehensive income
Foreign currency translation adjustments	654	3,828	572
Total other comprehensive income, net of tax	654	3,828	572

Total comprehensive loss	(68,780)	(51,457)	(7,682)

Less: comprehensive loss attributable to redeemable noncontrolling interests	—	(2,061)	(308)

Comprehensive loss attributable to Aurora Mobile Limited’s shareholders	(68,780)	(49,396)	(7,374)

The following table presents our unaudited interim condensed consolidated balance sheet data for the periods indicated:

	As of
	December 31, 2021	June 30, 2022
	RMB	RMB	US$

	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	90,552	91,844	13,712
Restricted cash	164,030	137	20
Derivative assets	5,989	3	—
Short-term investments	30,000	20,000	2,986
Accounts receivable	43,860	35,138	5,246
Prepayments and other current assets	46,670	34,238	5,112
Amounts due from a related party	35	—	—

Total current assets	381,136	181,360	27,076

Non-current assets:
Property and equipment, net	62,179	49,267	7,355
Intangible assets, net	5,398	26,809	4,002
Long-term investments	141,926	140,015	20,904
Goodwill	—	37,785	5,641
Other non-current assets	4,898	13,476	2,012

Total non-current assets	214,401	267,352	39,914

Total assets	595,537	448,712	66,990

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term loan	150,000	—	—
Accounts payable	18,292	19,190	2,865
Deferred revenue and customer deposits	119,991	129,720	19,367
Accrued liabilities and other current liabilities	85,305	78,240	11,681
Amounts due to a related party	54	66	10

Total current liabilities	373,642	227,216	33,923

Non-current liabilities:
Deferred revenue	3,845	8,027	1,198
Deferred tax liabilities	—	5,097	761
Other non-current liabilities	2,607	2,734	408
Total non-current liabilities	6,452	15,858	2,367

Total liabilities	380,094	243,074	36,290

Redeemable noncontrolling interests	—	31,582	4,715

Shareholders’ equity:
Class A common shares	38	38	6
Class B common shares	11	11	1
Additional paid-in capital	1,021,961	1,029,970	153,770
Accumulated deficit	(819,018)	(872,242)	(130,222)
Accumulated other comprehensive income	12,451	16,279	2,430

Total shareholders’ equity	215,443	174,056	25,985

Total liabilities, redeemable noncontrolling interests and shareholders’ equity	595,537	448,712	66,990

Six months ended June 30, 2022 compared to six months ended June 30, 2021

Revenues

Our revenues slightly decreased by 2.5% from RMB165.6 million for the six months ended June 30, 2021 to RMB161.5 million (US$24.1 million) for the six months ended June 30, 2022, primarily due to a decrease in revenues from vertical applications from RMB52.0 million to RMB46.5 million (US$6.9 million) during the same period because of the impact of COVID-19 which resulted in a dip in demand and logistical obstacles in contract signing, partially offset by an increase in revenues from developer services from RMB113.6 million to RMB115.0 million (US$17.2 million) during the same period because the growth in demand for our developer services as it was less impacted by the general sentiment of the macro-economy.

Cost of revenues

Our cost of revenues increased by 23.5% from RMB40.1 million for the six months ended June 30, 2021 to RMB49.5 million (US$7.4 million) for the six months ended June 30, 2022. The increase was mainly due to the increase in app traffic cost of RMB14.2 million, partially offset by a decrease of RMB3.1 million in bandwidth and cloud cost.

Gross profit

Our gross profit decreased by 10.8% from RMB125.5 million for the six months ended June 30, 2021 to RMB112.0 million (US$16.7 million) for the six months ended June 30, 2022.

Research and development expenses

Our research and development expenses decreased by 24.0% from RMB106.2 million for the six months ended June 30, 2021 to RMB80.8 million (US$12.1 million) for the six months ended June 30, 2022, mainly due to a RMB18.8 million decrease in personnel costs, including RMB8.1 million decrease in share-based compensation, and a RMB4.7 million decrease in technical service fee.

Sales and marketing expenses

Our sales and marketing expenses decreased by 8.0% from RMB53.9 million for the six months ended June 30, 2021 to RMB49.6 million (US$7.4 million) for the six months ended June 30, 2022, mainly due to a RMB1.2 million decrease in share-based compensation, and a RMB3.4 million decrease in marketing expense.

General and administrative expenses

Our general and administrative expenses increased by 10.9% from RMB46.7 million for the six months ended June 30, 2021 to RMB51.8 million (US$7.7 million) for the six months ended June 30, 2022, mainly due to a RMB2.3 million increase in bad debt provision, and a RMB3.7 million increase in professional fee.

Loss from operations

Our loss from operations was RMB70.2 million (US$10.5 million) for the six months ended June 30, 2022, compared to RMB81.3 million for the six months ended June 30, 2021.

Net loss

As a result of the foregoing, we recorded a net loss of RMB55.3 million (US$8.3 million) for the six months ended June 30, 2022, compared to a net loss of RMB69.4 million for the six months ended June 30, 2021.

Non-GAAP Financial Measures

In evaluating our business, we consider and use two non-GAAP measures, adjusted net loss and adjusted EBITDA, as supplemental measures to review and assess our operating performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. We define adjusted net loss as net loss excluding share-based compensation, reduction in force charges, impairment of long-term investment and change in fair value of foreign currency swap contract. We define adjusted EBITDA as net loss excluding interest expense, depreciation of property and equipment, amortization of intangible assets, income tax expenses, share-based compensation, reduction in force charges, impairment of long-term investment and change in fair value of foreign currency swap contract.

We believe that adjusted net loss and adjusted EBITDA help identify underlying trends in our business that could otherwise be distorted by the effect of certain expenses that we include in loss from operations and net loss. We believe that adjusted net loss and adjusted EBITDA provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater visibility with respect to key metrics used by the management in their financial and operational decision-making.

The non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. The non-GAAP financial measures have limitations as analytical tools. One of the key limitations of using adjusted net loss and adjusted EBITDA is that they do not reflect all items of income and expense that affect our operations. Further, the non-GAAP financial measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore their comparability may be limited.

We compensate for these limitations by reconciling the non-GAAP financial measures to the nearest U.S. GAAP performance measure, all of which should be considered when evaluating our performance. We encourage you to review our financial information in its entirety and not rely on a single financial measure.

The following table reconciles the non-GAAP financial measures to the most comparable U.S. GAAP measure for the periods presented:

	For the six months ended June 30,
	2021	2022
	RMB	RMB	US$

	(in thousands)
Reconciliation of Net Loss to Adjusted Net Loss:
Net loss	(69,434)	(55,285)	(8,254)
Add:
Share-based compensation	19,036	10,184	1,520
Reduction in force charges	—	4,191	626
Impairment of long-term investment	—	7,016	1,047
Change in fair value of foreign currency swap contract	(1,905)	(764)	(114)

Adjusted net loss	(52,303)	(34,658)	(5,175)

Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	(69,434)	(55,285)	(8,254)
Add:
Income tax expenses	11	135	20
Interest expenses	4,978	2,621	391
Depreciation of property and equipment	13,406	12,986	1,939
Amortization of intangible assets	2,190	2,747	410

EBITDA	(48,849)	(36,796)	(5,494)
Add:
Share-based compensation	19,036	10,184	1,520
Reduction in force charges	—	4,191	626
Impairment of long-term investment	—	7,016	1,047
Change in fair value of foreign currency swap contract	(1,905)	(764)	(114)

Adjusted EBITDA	(31,718)	(16,169)	(2,415)

Capital Expenditures

We incurred capital expenditures of RMB11.4 million (US$1.7 million) in the six months ended June 30, 2022. In July 2022, we entered into an agreement with the PRC government to purchase land use right of a parcel of land in Shenzhen for a total cash consideration of RMB21.9 million. Under the agreement, we have non-transferable land use right of the parcel of land for 30 years from July 7, 2022 to July 6, 2052. As of June 30, 2022, we have paid RMB11.0 million, and the remaining consideration will be paid by June 15, 2023. We will continue to make such capital expenditures to support the expected growth of our business. We expect to meet these requirements primarily through our current cash holdings and cash flow from operations.

REGULATIONS

Additional information about the principal PRC laws and regulations relevant to our and the VIE’s business and operations is included in the documents incorporated by reference in this prospectus, including our annual report on Form 20-F for our fiscal year ended December 31, 2021 filed with the SEC on April 14, 2022. See “Incorporation of Certain Documents by Reference” in this prospectus.

Regulations Related to Internet Information Security and Privacy Protection

Regulations on Information Security

The PRC government has enacted laws and regulations with respect to internet information security. Internet information in mainland China is regulated and restricted from a national security standpoint. On December 28, 2000, the Standing Committee of the National People’s Congress enacted the Decision on the Protection of Internet Security, as amended on August 27, 2009, which impose criminal penalties for any effort to: (i) gain improper entry into a computer or system of strategic importance; (ii) disseminate politically disruptive information; (iii) leak state secrets; (iv) spread false commercial information; or (v) infringe intellectual property rights. In addition, the Ministry of Public Security has promulgated the Administrative Measures on Security Protection for International Connections to Computer Information Networks on December 16, 1997, and amended it on January 8, 2011, prohibiting use of the internet in ways which result in a leak of state secrets or a spread of socially destabilizing content, among other things. If an internet information service provider violates any of these measures, competent authorities may revoke its operating license and shut down its websites.

The PRC Cyber Security Law, which was promulgated on November 7, 2016, and took effect on June 1, 2017, requires a network operator, including internet information services providers among others, to adopt technical measures and other necessary measures in accordance with applicable laws and regulations as well as compulsory national and industrial standards to safeguard the safety and stability of network operations, effectively respond to network security incidents, prevent illegal and criminal activities, and maintain the integrity, confidentiality and availability of network data. The PRC Cyber Security Law emphasizes that any individuals and organizations that use networks must not endanger network security or use networks to engage in unlawful activities such as those endangering national security, economic order and the social order or infringing the reputation, privacy, intellectual property rights and other lawful rights and interests of others. Any violation of the provisions and requirements under the PRC Cyber Security Law may subject an internet service provider to warnings, fines, confiscation of illegal gains, revocation of licenses, cancellation of filings, closedown of websites or even criminal liabilities.

On August 20, 2021, the Standing Committee of the National People’s Congress promulgated the Personal Information Protection Law, or the PIPL, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. The PIPL aims at protecting the personal information rights and interests, regulating the processing of personal information, ensuring the orderly and free flow of personal information in accordance with the law, and promoting the reasonable use of personal information. Personal information, as defined in the PIPL, refers to information related to identified or identifiable natural persons and recorded by electronic or other means, but excluding the anonymized information. The PIPL provides the circumstances under which a personal information processor could process personal information, which include but not limited to, where the consent of the individual concerned is obtained and where it is necessary for the conclusion or performance of a contract to which the individual is a contractual party. It also stipulates certain specific rules with respect to the obligations of a personal information processor, such as to inform the purpose and method of processing to the individuals, and the obligation of the third party who has access to the personal information by way of co-processing or delegation. The PRC Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021, and took effect on September 1, 2021, requires data processing (which includes the collection, storage, use, processing, transmission, provision, publication of data, etc.) to be conducted in a legitimate and proper manner.

The PRC Data Security Law provides for data security and privacy obligations on entities and individuals carrying out data activities. The PRC Data Security Law also introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it shall cause to national security, public interests, or legitimate rights and interests of individuals or organizations if such data are tampered with, destroyed, leaked, illegally acquired or illegally used. The appropriate level of protection measures is required to be taken for each respective category of data. For example, a processor of important data is required to designate the personnel and the management body responsible for data security, carry out risk assessments of its data processing activities and file the risk assessment reports with the competent authorities. Moreover, the PRC Data Security Law provides a national security review procedure for those data activities which may affect national security and imposes export restrictions on certain data and information.

On December 28, 2021, the CAC and several other regulatory authorities in mainland China jointly promulgated the Cybersecurity Review Measures, which came into effect on February 15, 2022. Pursuant to the Cybersecurity Review Measures, (i) where the relevant activity affects or may affect national security, a CIIO that purchases network products and services, or an internet platform operator that conducts data process activities, shall be subject to the cybersecurity review, (ii) an application for cybersecurity review shall be made by an issuer who is an internet platform operator holding personal information of more than one million users before such issuer applies to list its securities on a foreign stock exchange, and (iii) relevant governmental authorities in the PRC may initiate cybersecurity review if they determine an operator’s network products or services or data processing activities affect or may affect national security. Namely, the scope of review under the Cybersecurity Review Measures extend to critical information infrastructure operators (CIIO), online platform operators carrying out data processing activities, and national security risks related to a non-PRC listing, especially the “risks of core data, important data or substantial personal information being stolen, leaked, damaged, illegally used or exported; risks of Critical Information Infrastructure, core data, important data or substantial personal information data being affected, controlled and maliciously used by foreign governments after a foreign listing.”

On July 7, 2022, the CAC promulgated the Data Export Measures which became effective on September 1, 2022. The Data Export Measures requires that any data processor which processes or exports personal information exceeding certain volume threshold under such measures shall apply for security assessment by the CAC before transferring any personal information abroad, including the following circumstances: (i) important data will be provided overseas by any data processor; (ii) personal information will be provided overseas by any operator of critical information infrastructure or any data processor who processes the personal information of more than 1,000,000 individuals; (iii) personal information will be provided overseas by any data processor who has provided the personal information of more than 100,000 individuals in aggregate or has provided the sensitive personal information of more than 10,000 individuals in aggregate since January 1 of last year; and (iv) other circumstances where the security assessment is required as prescribed by the CAC. A data processor shall, before applying for the security assessment of an outbound data transfer, conduct a self-assessment of the risks in the outbound data transfer. The security assessment of a cross-border data transfer shall focus on assessing risks that may be brought about by the cross-border data transfer to national security, public interests, or the lawful rights and interests of individuals or organizations.

The VIE, Hexun Huagu, is an internet information services provider, and is therefore subject to the regulations relating to information security. Hexun Huagu has adopted data security, data recovery and backup measures to comply with these regulations and holds valid information security management system certificate of conformity issued by Beijing Zhong-An-Zhi-Huan Certification Center. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—Our and the VIE’s business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our business and prospects” and “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—Security and privacy breaches may hurt our business” in our 2021 Form 20-F, which is incorporated by reference in this prospectus.

Regulations on Personal Information Protection

In December 2012, the Standing Committee of the NPC promulgated the Decision on Strengthening Network Information Protection, or the Network Information Protection Decision, to enhance the legal protection of information security and privacy on the internet. The Network Information Protection Decision also requires internet operators to take measures to ensure confidentiality of information of users. In July 2013, the MIIT promulgated the Provisions on Protection of Personal Information of Telecommunication and Internet Users to regulate the collection and use of users’ personal information in the provision of telecommunication service and internet information service in mainland China. In August 2015, the Standing Committee of the NPC promulgated the Ninth Amendment to the Criminal Law, which became effective in November 2015 and amended the standards of crime of infringing citizens’ personal information and reinforced the criminal culpability of unlawful collection, transaction, and provision of personal information. It further provides that any network service provider that fails to fulfill the obligations related to internet information security administration as required by applicable laws and refuses to rectify upon orders will be subject to criminal liability. In November 2016, the Standing Committee of the NPC promulgated the PRC Cyber Security Law, which requires, among others, that network operators take security measures to protect the network from unauthorized interference, damage and unauthorized access and prevent data from being divulged, stolen or tampered with. Network operators are also required to collect and use personal information in compliance with the principles of legitimacy, properness and necessity, and strictly within the scope of authorization by the subject of personal information unless otherwise prescribed by laws or regulations. The Civil Code promulgated in 2020 also provides specific provisions regarding the protection of personal information.

On July 30, 2021, the State Council promulgated the Provisions on the Security Protection of Critical Information Infrastructure, or the CII Regulation, which became effective on September 1, 2021. According to the CII regulation, a critical information infrastructure, or CII, refers to an important network facility or information system in important industries and fields such as public communication and information services, energy, transportation, water conservancy, finance, public services, e-government, and national defense technology industry, among others. CII also refers to other important network facilities and information systems that may seriously endanger national security, national economy, people’s livelihood, and public interests in the event of damage, loss of function, or data leakage. The competent departments and supervision and management departments of the aforementioned important industries and fields are the departments responsible for the CII security protection work. They will be responsible for organizing the identification of CIIs in their respective industries or fields in accordance with the identification rules, promptly notifying the CII operators of the identification results, and notifying the public security department of the State Council.

The Standing Committee of the National People’s Congress promulgated the Personal Information Protection Law of the People’s Republic of China, or the Personal Information Protection Law, on August 20, 2021, which entered into force on November 1, 2021. According to the Personal Information Protection Law, personal information refers to all kinds of information, recorded by electronic or other means, that is related to identified or identifiable natural persons, but excludes anonymized information. Personal information handling should follow the principles of legality, rightness, necessity, and integrity. Moreover, the Personal Information Protection Law specifies the rules for handling sensitive personal information, which refers to personal information that, once leaked or illegally used, may easily cause harm to the dignity of natural persons or cause grave harm to personal or property security, including biometric characteristics, financial accounts, individual location tracking, and personal information of minors under the age of 14, among others. Personal information handlers shall bear the responsibility for their personal information handling activities, and adopt necessary measures to safeguard the personal information they handle. Otherwise, the personal information handlers will be ordered to correct their behaviors, or suspend or terminate the provision of services, and may be subject to confiscation of illegal income, fines or other penalties.

As an internet information services provider, the VIE, Hexun Huagu, is subject to these laws and regulations relating to protection of personal information. Hexun Huagu has adopted a series of measures in order to comply with relevant laws and regulations relating to the protection of personal information. It enters into a service agreement with each app developer that uses our developer services in their mobile apps and displays privacy policies on its official website. The service agreement as well as the privacy policies require each app developer to obtain consent from the end users of its apps in connection with data collection and use pursuant to the PRC Cyber Security Law and related laws and regulations. We periodically check the app developers’ own agreements with their end users on a sampling basis, and we remind the app developers to rectify the situation where we find instances of non-compliance with the service agreements with Hexun Huagu. Moreover, once the original mobile behavioral data is collected through developer services, our data processing platform immediately stores, cleanses, structures and encrypts the data, and we then utilize AI and machine learning technologies to conduct modeling exercises and data mining and develop SAAS Businesses and targeted marketing that offer industry-specific, actionable insights for customers, in aggregated and anonymized form. In addition, we have adopted rigorous data security measures to prevent our data from unauthorized access or use or being retrieved to establish any connection with the device owners’ identities. While we take all these measures to comply with all applicable data privacy and protection laws and regulations, we cannot guarantee the effectiveness of the measures undertaken by us, app developers and business partners. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—Our and the VIE’s business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data could have a material and adverse effect on our business and prospects.” in our 2021 Form 20-F, which is incorporated by reference in this prospectus.

DESCRIPTION OF SHARE CAPITAL

Aurora Mobile Limited, or Aurora, is a Cayman Islands exempted company incorporated with limited liability and its affairs are governed by the seventh memorandum and articles of association of Aurora, adopted by special resolution passed on 27 June 2018 and effective immediately prior to the completion of the initial public offering of Aurora’s ADSs representing Aurora’s Class A common shares, which we refer to as our memorandum and articles of association below, the Companies Act (As Revised) of the Cayman Islands, as amended from time to time, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, the authorized share capital of Aurora is US$500,000 divided into 5,000,000,000 shares comprising of (i) 4,920,000,000 Class A common shares of a par value of US$0.0001 each, (ii) 30,000,000 Class B common shares of a par value of US$0.0001, and (iii) 50,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with our memorandum and articles of association.

Our Memorandum and Articles of Association

The following are summaries of material provisions of our current memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our common shares.

Objects of Aurora. Under our memorandum and articles of association, the objects of Aurora are unrestricted and we have the full power and authority to carry out any object not prohibited by the Cayman Islands law.

Common Shares. Our common shares are divided into Class A common shares and Class B common shares. Holders of our Class A common shares and Class B common shares will have the same rights except for voting and conversion rights. Our common shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion. Each Class B common share is convertible into one Class A common share at any time by the holder thereof. Any number of Class B common shares will be automatically and immediately converted into an equal number of Class A common shares upon the occurrence of certain matters as set forth in our memorandum and articles of association, including (i) upon any direct or indirect sale, transfer, assignment or disposition of such number of Class B common shares by a holder thereof, or assignment of the voting power attached to such number of Class B common shares through voting proxy or otherwise, to any person other than an affiliate of such holder of Class B common shares, (ii) the direct or indirect sale, transfer, assignment or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment or disposition of all or substantially all of the assets of, a holder of Class B common shares that is an entity to any person that is not an affiliate of such holder of Class B common shares; and (iii) our founder, Mr. Weidong Luo, ceasing to be the ultimate beneficial owner of any issued and outstanding Class B common shares. Class A common shares are not convertible into Class B common shares under any circumstances.

Dividends. The holders of our common shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our memorandum and articles of association provide that dividends may be declared and paid out of Aurora’s profits, realized or unrealized, or from any reserve set aside from funds legally available for distribution. Under the laws of the Cayman Islands, Aurora may pay a dividend out of either profits or share premium account; provided that in no circumstances may a dividend be paid if this would result in Aurora being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. In respect of all matters subject to a shareholders’ vote at general meetings of Aurora, each holder of Class A common shares is entitled to one vote per share and each holder of Class B common shares is entitled to ten votes per share. Our Class A common shares and Class B common shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any shareholder holding not less than 10% of the votes attaching to the total common shares present in person or by proxy at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the common shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding common shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Holders of the common shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by our chairman or our directors (acting by a resolution of the board of directors). Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, holding shares which carry in aggregate not less than one-third of all votes attaching to all of our shares in issue and entitled to vote.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of shareholders representing in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of Aurora that as of the date of the deposit carry the right to vote at general meetings, our board of directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Common Shares. Subject to the restrictions set out in our memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her common shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any common share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any common share unless:

•

the instrument of transfer is lodged with us, accompanied by the certificate for the common shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of common shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the common share is to be transferred does not exceed four; and

•	a fee of such maximum sum as the Nasdaq Global Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register any transfer of shares, they shall, within three calendar months after the date on which the instrument of transfer was lodged with Aurora, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of the Nasdaq Global Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.

Liquidation. On the winding up of Aurora, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to Aurora for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders in respect of any moneys unpaid on their shares by a notice served to such shareholders at least 14 calendar days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by either our board of directors or by a special resolution of our shareholders. Aurora may also repurchase any of our shares (including any redeemable shares) on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of Aurora’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if Aurora can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, Aurora may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time, Aurora’s share capital is divided into different classes of shares, the rights attached to any class of shares, subject to any rights or restrictions for the time being attached to any class, may only be materially adversely varied with the consent in writing of all the holders of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our articles of association authorizes our board of directors to issue additional common shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of common shares.

Inspection of Books and Records. Holders of our common shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders). However, we will provide our shareholders with annual audited financial statements.

Anti-Takeover Provisions. Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of Aurora or management that shareholders may consider favorable, including provisions that:

•

authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of Aurora.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection;

•	does not have to hold an annual general meeting;

•	may issue negotiable or bearer shares or shares with no par value;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offer or may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

•	an act which is illegal or ultra vires and is therefore incapable of ratification by the shareholders;

•	an act which requires a resolution with a qualified (or special) majority (i.e., more than a simple majority) which has not been obtained; and

•	an act which constitutes a fraud on the minority where the wrongdoer are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors, and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company as at the date of the deposit entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed by an ordinary resolution of our shareholders. A director’s office shall be vacated if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of two-thirds of all the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights, including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

The following is a summary of our securities issuances by Aurora in the past three years.

Convertible Bonds

On April 17, 2018, we issued zero coupon non-guaranteed and unsecured convertible notes due April 2021 in the principal amount of US$35.0 million, of which US$30.0 million is held by Mercer Investments (Singapore) Pte. Ltd., an indirectly wholly owned subsidiary of The Goldman Sachs Group, Inc., and US$5.0 million is held by Mandra iBase Limited, one of our existing shareholders. In April 2021, we fully redeemed such US$35.0 million of convertible notes.

Grants of Options

We have granted options to purchase our common shares to certain of our directors, executive officers and employees. See “Where You Can Find More Information.”

Registration Rights

We entered into our shareholders agreement on May 10, 2017, with our shareholders, which consist of holders of common shares and preferred shares. The shareholders agreement provides for certain special rights, including right of first refusal, co-sale rights, preemptive rights and contains provisions governing the board of directors and other corporate governance matters. Those special rights, as well as the corporate governance provisions, have automatically terminated upon the completion of our initial public offering.

Registration Rights Granted to Shareholders

We have granted certain registration rights to our shareholders under the shareholders agreement. Set forth below is a description of the registration rights.

Demand Registration Rights. At any time after the earlier of (i) January 1, 2020 or (ii) one year following the closing of an initial public offering, holders of at least 50% of the preferred shares (or common shares issued on conversion of preferred shares) then outstanding or Mandra iBase Limited has the right to demand that we file a registration statement covering at least 20% (or any lesser percentage if the anticipated gross proceeds to us from such proposed offering would exceed US$5.0 million) of the registrable securities. We have the right to defer filing of a registration statement for a period of not more than 90 days (except for a registration statement on Form F-3, which shall be 60 days) after the receipt of the request of the initiating holders if we furnish to the holders requesting registration a certificate signed by our chief executive officer stating that in the good faith judgment of our board of directors, it would be materially detrimental to us and our shareholders for such registration statement to be filed at such time. However, we cannot exercise the deferral right more than once in any 12-month period. We are obligated to effect no more than two demand registrations, other than demand registration to be effected pursuant to registration statement on Form F-3, for which an unlimited number of demand registrations shall be permitted.

Piggyback Registration Rights. If we propose to file a registration statement for a public offering of our securities, we must offer our shareholders an opportunity to include in the registration all or any part of the registrable securities held by such holders. If the managing underwriters of any underwritten offering determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, the underwriters may (i) in the event the offering is the initial public offering, exclude from the underwritten offering all of the registrable securities (so long as the only securities included in such offering are those sold by us), or (ii) otherwise exclude up to 75% of the registrable securities requested to be registered but only after first excluding all other equity interests from the registration and underwritten offering and so long as the number of registrable securities to be included in the registration is allocated among all holders on a pro rata basis.

Form F-3 Registration Rights. Our shareholders may request us in writing to file an unlimited number of registration statements on Form F-3 so long as such registration offerings are in excess of US$500,000. We shall effect the registration of the securities on Form F-3 as soon as practicable, except in certain circumstances.

Expenses of Registration. We will bear all registration expenses, other than underwriting discounts and selling commissions, and fees for special counsel of the holders participating in such registration, incurred in connection with any demand, piggyback or Form F-3 registration.

Termination of Registration Rights. Our shareholders’ registration rights will terminate on the earlier of (i) the date that is five years after the closing of an initial public offering, and (ii) with respect to any shareholder, when the registrable securities proposed to be sold by such shareholder may then be sold without registration in any 90-day period pursuant to Rule 144 under the Securities Act.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Three ADSs represent the right to receive two Class A common shares deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited Class A common shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, NY 10286. The Bank of New York Mellon’s principal executive office is located at 225 Liberty Street, New York, NY 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. The laws of the Cayman Islands govern shareholder rights. The depositary will be the holder of the Class A common shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. The deposit agreement has been filed with the SEC as an exhibit to a Form S-8 for our company (File No. 333-228839) filed on December 17, 2018. The form of ADR is on file with the SEC (as a prospectus) and was filed on July 26, 2018.

Dividends and Other Distributions

How will you receive dividends and other distributions on the Class A common shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on Class A common shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of Class A common shares your ADSs represent.

•

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the Class A common shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

•

Class A Common Shares. The depositary may distribute additional ADSs representing any Class A common shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell Class A common shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new Class A common shares. The depositary may sell a portion of the distributed Class A common shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

•

Rights to purchase additional Class A common shares. If we offer holders of our securities any rights to subscribe for additional Class A common shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of Class A common shares, new ADSs representing the new Class A common shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

•

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, Class A common shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, Class A common shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our Class A common shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits Class A common shares or evidence of rights to receive Class A common shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class A common shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited Class A common shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the Class A common shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the Class A common shares. However, you may not know about the meeting in advance enough to withdraw the Class A common shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Class A common shares underlying your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if the Class A common shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing Class A common shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of Class A common shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to the ADS holders had been Class A common shares and the Class A common shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of Class A common shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw Class A common shares

Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement)

Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or Class A common shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

•	90 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•	we delist the ADSs from a securities exchange on which they were listed and do not list the ADSs on another securities exchange;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•

are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•

are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement, or for any;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person; and

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system.

The depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of Class A common shares, the depositary may require:

•

payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class A common shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying Class A common shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of Class A common shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our Class A common shares;

•	when you owe money to pay fees, taxes and similar charges; or

•

when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class A common shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

Arbitration Provision

The deposit agreement gives the depositary or an ADS holder asserting a claim against us the right to require us to submit that claim to binding arbitration in New York under the Rules of the American Arbitration Association, including any securities law claim. However, a claimant could also elect not to submit its claim to arbitration and instead bring its claim in any court having jurisdiction of it. The deposit agreement does not give us the right to require anyone to submit any claim to arbitration.

DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:

•	the title and nominal value of the preferred shares;

•	the number of preferred shares we are offering;

•	the liquidation preference per preferred share, if any;

•	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

•	whether preferential subscription rights will be issued to existing shareholders;

•	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

•	the procedures for any auction and remarketing, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred shares on any securities exchange or market;

•

whether the preferred shares will be convertible into our Class A common shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Class A common shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred shares;

•	preemption rights, if any;

•	other restrictions on transfer, sale or assignment, if any;

•	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

•

any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued common shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of common shares and ADSs and reduce the likelihood that holders of common shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase Class A common shares, including Class A common shares represented by ADSs. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Cayman Islands or United States federal income tax consequences;

•	the antidilution provisions of the warrants, if any; and

any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase Class A common shares, including Class A common shares represented by ADSs. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Class A common shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. The Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located in mainland China. All of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is final and conclusive, (ii) is not in respect of taxes, a fine or a penalty; and (iii) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

Han Kun Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of mainland China would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Han Kun Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between mainland China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Mainland China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in mainland China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs or common shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

SELLING SHAREHOLDER

This prospectus also covers the proposed sale of up to 13,825,461 Class A common shares held by Mandra iBase Limited, or the selling shareholder, in the form of ADSs or otherwise, from time to time after the date of this prospectus. As of the date of this prospectus, Mandra iBase Limited holds 14,109,001 Class A common shares.

We have no assurance that the selling shareholder will sell any of the Class A common shares registered for sale hereunder. See “Plan of Distribution.” In addition, the selling shareholder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the shares since the date on which the information in the table below is presented. The Class A common shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of Class A common shares that the selling shareholder will sell under this prospectus. Information about the selling shareholder may change over time.

The following table, to our knowledge, sets forth information regarding the beneficial ownership of our common shares of the selling shareholder as of the date of this prospectus. As of the date of this prospectus, we have 79,236,406 common shares issued and outstanding, comprising of (i) 62,236,217 Class A common shares, excluding the 9,733,070 Class A common shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plan, and (ii) 17,000,189 Class B common shares.

Name of Selling Shareholder	Number of Class A Common Shares Owned Prior to the Offering(1)(2)	Class A Common Shares Owned As A Percentage of Outstanding Shares Prior to the Offering(1)	Maximum Number of Class A Common Shares to be Sold in This Offering(1)(3)	Maximum Number of Class A Common Shares to Be Sold in This Offering As A Percentage of Outstanding Shares Prior to the Offering(1) (3)	Number of Class A Common Shares Owned After the Offering(1)(3)	Class A Common Shares Owned As A Percentage of Outstanding Shares After the Offering(1)(3)
Mandra iBase Limited(4)	14,109,001	17.8%	13,825,461	17.4%	283,540	0.4%

(1)

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security.

(2)	“Offering” in this table refers to offering of Class A common shares by the selling shareholder pursuant to this prospectus.
(3)

The selling shareholder might not sell any or all of the common shares offered by this prospectus and as a result, we cannot estimate the number of common shares that will be held by the selling shareholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the common shares covered by this prospectus will be held by the selling shareholder.

(4)

Represents 13,825,461 Class A common shares and 425,310 ADSs, representing 283,540 Class A common shares, directly held by Mandra iBase Limited, a British Virgin Islands company. The registered address of Mandra iBase Limited is 3rd Floor J&C Building, PO Box 933, Road Town, Tortola, British Virgin Islands, VG1110. Mandra iBase Limited is wholly owned by Beansprouts Ltd., a British Virgin Islands company. The shareholders of Beansprouts Ltd. are Bing How Mui and Song Yi Zhang, each holding 50% of the issued and outstanding share capital of Beansprouts Ltd.

PLAN OF DISTRIBUTION

We and/or the selling shareholder may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

•	the name or names of any underwriters or agents;

•	any public offering price;

•	the proceeds from such sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

We and/or the selling shareholder may distribute the securities from time to time in one or more of the following ways:

•	at a fixed price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

In addition, the distribution of securities may be effected by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the Nasdaq Global Market or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	under delayed contracts or other contractual commitments;

•	through sales “at the market” to or through a market-maker;

•	a combination of such methods of sale; or

•	any other method permitted pursuant to applicable law.

By Agents

We and/or the selling shareholder may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

By Underwriters or Dealers

If we and/or the selling shareholder uses underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we and/or the selling shareholder uses dealers in the sale, unless otherwise indicated in the applicable prospectus supplement, we or the selling shareholder will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Direct Sales

We and/or the selling shareholder may also sell securities directly without using agents, underwriters, or dealers.

General Information

We and/or the selling shareholder may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries, or the selling shareholder and its affiliates, in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and/or the selling shareholder and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

Selling Shareholder

The selling shareholder may sell Class A common shares, including in the form of ADSs, held by the selling shareholder, from time to time, using one or more of the methods described above. There can be no assurance, however, that the selling shareholder will sell any or all of its Class A common shares pursuant to this prospectus.

The aggregate proceeds to the selling shareholder from the sale of the securities offered by it will be the purchase price of the securities less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any proceeds from the sale of securities by the selling shareholder.

The selling shareholder may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus; provided that they meet the criteria and conform to the requirements of those provisions.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, pursuant to this prospectus (as supplemented) or an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as the selling shareholder under this prospectus. The selling shareholder also may transfer the securities in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our securities or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholder may also sell our securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as further supplemented or amended to reflect such transaction).

The selling shareholder may be an “underwriter” within the meaning of Section 2(11) of the Securities Act. Should the selling shareholder be an “underwriter,” the selling shareholder would be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares to be sold, the name of the selling shareholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay all expenses of the registration of the Class A common shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it.

EXPENSES

We will incur a SEC registration fee of US$10,312.46, and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and others in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities. We will pay all expenses in connection with the distribution of the common shares being sold by the selling shareholder, except for the underwriting discounts and selling commissions payable by, and all legal fees and expenses of legal counsel for, the selling shareholder, if any.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A common shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Aurora Mobile Limited appearing in Aurora Mobile Limited’s Annual Report (Form 20-F) for the year ended December 31, 2021, have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such as experts in accounting and auditing.

The registered office of Ernst & Young Hua Ming LLP is located at 21st Floor, China Resources Building, No. 5001 Shennan Dong Road, Shenzhen 518001, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the Internet at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 14, 2022 (File No. 001-38587);

•	our current report on Form 6-K furnished to the SEC on September 22, 2022;

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus; and

•

the description of our capital stock contained in our registration statement on Form 8-A12B filed with the SEC on July 13, 2018 (File No. 001-38587), including any amendment or reports filed for the purpose of updating such description.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written request of that person made to:

Aurora Mobile Limited

14/F, China Certification and Inspection Building,

No. 8, Keji South 12th Road, Nanshan District

Shenzhen, Guangdong 518057

People’s Republic of China

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide for indemnification of officers and directors from and against all actions, proceedings, costs, charges, losses, damages and liabilities which they may incur or sustain in or by reason of the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning the company or its affairs in any court whether in the Cayman Islands or elsewhere other than by reason of such person’s own dishonesty, wilful default or fraud.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Pursuant to the indemnification agreements between us and our directors and officers, the form of which was filed as Exhibit 10.3 to our registration statement on Form F-1 (File No. 333-225993) that was filed with the SEC on July 13, 2018, we agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer.

ITEM 9.	EXHIBITS

The exhibits to this registration statement are listed in the Index to Exhibits below.

ITEM 10.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, as amended, and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

4.1	Registrant’s Specimen Certificate for Class A common Shares (incorporated by reference to Exhibit 4.2 to the registration statement on Form F-1/A (File No. 333-225993), filed with the Securities and Exchange Commission on July 13, 2018)

4.2	Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts, dated July 25, 2018 (incorporated herein by reference to Exhibit 4.3 to the Form S-8 filed on December 17, 2018 (File No. 333-228839))

4.3	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.2)

4.4*	Registrant’s Specimen Certificate for Preferred Shares

4.5*	Form of Warrant Agreement (including Warrant Certificate)

4.6*	Form of Subscription Right Agreement (including form of Right Certificate)

4.7*	Form of Unit Agreement (including form of Unit Certificate)

4.8	English translation of Termination Agreement of Contractual Agreements among Shenzhen JPush, Hexun Huagu and the shareholders of Hexun Huagu dated July 26, 2022

4.9	English translation of the Shareholder Voting Proxy Agreement among the Registrant, Shenzhen JPush and the shareholders of Hexun Huagu dated July 26, 2022

4.10	English translation of the Equity Interest Pledge Agreements among Shenzhen JPush, Hexun Huagu and the shareholders of Hexun Huagu dated July 26, 2022

4.11	English translation of the Exclusive Option Agreements among Shenzhen JPush, Hexun Huagu and the shareholders of Hexun Huagu dated July 26, 2022

4.12	English translation of the Exclusive Business Cooperation Agreement between Shenzhen JPush and Hexun Huagu dated July 26, 2022

4.13	English translation of the Financial Support Agreement among the Registrant, Hexun Huagu and the shareholders of Hexun Huagu dated July 26, 2022

4.14	English translation of the Form of the Consent Letter granted by each shareholder of Hexun Huagu and its spouse, as currently in effect, and a schedule of all executed Consent Letters adopting the same form

5.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the securities being registered and certain Cayman Islands legal matters

8.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands legal matters (included in Exhibit 5.1)

8.2†	Opinion of Han Kun Law Offices regarding certain PRC legal matters

23.1	Consent of Ernst & Young Hua Ming LLP, an independent registered public accounting firm

23.2†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.3†	Consent of Han Kun Law Offices (included in Exhibit 8.2)

24.1†	Powers of Attorney (included on signature page)

107†	Registration Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement.
†	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, China on September 22, 2022.

AURORA MOBILE LIMITED

By:	/s/ Weidong Luo
Name:	Weidong Luo
Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities set forth below on September 22, 2022.

Signature	Title
/s/ Weidong Luo	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)
Weidong Luo

*	Director
Kwok Hin Tang

*	Director
John Tiong Lu Koh

*	Director
Peter Si Ngai Yeung

*	Director
Hon Sang Lee

/s/ Shan-Nen Bong	Chief Financial Officer (principal financial and accounting officer)
Shan-Nen Bong

*By:	/s/ Weidong Luo
Name: Weidong Luo
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Under the Securities Act, the undersigned, the duly authorized representative in the United States of Aurora Mobile Limited, has signed this registration statement in Newark, Delaware on September 22, 2022.

Authorized U.S. Representative

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director